As filed with the Securities and Exchange Commission on March 21 , 2011
Registration Statement No. 333- 172729

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sionix Corporation
(Exact name of registrant as specified in its charter)

Nevada	3589	87-0428526
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

914 Westwood Blvd., Box 801
Los Angeles, California 90024
(704) 971-8400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Currier
Chief Executive Officer
Sionix Corporation
914 Westwood Blvd., Box 801
Los Angeles, California 90024
(704) 971-8400
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Kevin Friedmann, Esq. RICHARDSON & PATEL LLP 750 Third Avenue, 9th Floor New York, New York 10017 (212) 561-5559	Edgar D. Park, Esq. RICHARDSON & PATEL LLP 10900 Wilshire Boulevard, Suite 500 Los Angeles, CA 90024 (310) 208-1182

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.    ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Per Share Offering Price		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value per share	20,599,997	$0.046	(2)	$947,600	$110.02
Common stock, $0.001 par value per share (issuable upon exercise of common stock purchase warrants)	10,299,997	$0.046	(2)	$473,800	$55.01
Total	30,899,994				$165.03	(3)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover additional securities (i) to be offered or issued in connection with any provision of any securities purported to be registered hereby to be offered pursuant to terms which provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions and (ii) of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of the common stock of the Registrant as reported on the Over-the-Counter Bulletin Board on March 3, 2011.

(3)	Previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 21 , 2011

_______________________________________

PROSPECTUS

SIONIX CORPORATION

30,899,994  Shares of Common Stock
______________________________________________

This prospectus covers the resale by the selling shareholders named on page 43 of up to  30,899,994 shares of our common stock which include:

●	20,599,997 shares of common stock sold pursuant to Securities Purchase Agreements dated August 3, 2010 through December 13, 2010; and

●	10,299,997 shares of common stock underlying common stock purchase warrants issued to the purchasers of shares of common stock.

These securities will be offered for sale from time to time by the selling security holders identified in this prospectus at prevailing market prices on any exchange, market or trading facility on which the shares are traded, or in private transactions. For additional information see  the section of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from the sale of the common stock by the selling security holders.

Our common stock is quoted by the Over-the-Counter Bulletin Board under the symbol “SINX.”  On March 3, 2011, the closing price per share of our common stock was $0.042.

We have already received the proceeds from the sale of these shares.  During the period August 3, 2010 and December 13, 2010 we received a total of $1,236,000 and paid out $135,000 in cash fees to the placement agent for such funding. We may receive up to $1,746,000 to the extent the warrants are exercised for cash.  If some or all of the warrants are exercised for cash, the money we receive will be used for general corporate purposes, including working capital requirements.  We will pay all expenses incurred in connection with the offering described in this prospectus, with the exception of the brokerage expenses, fees, discounts and commissions which will all be paid by the selling shareholders.  Our common stock and warrants are more fully described in the section of this prospectus titled “Description of Securities.”

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus to make your investment decision.  We have not authorized anyone to provide you with different information.  This prospectus may be used only where it is legal to sell these securities.  You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus carefully.

The date of this prospectus is March __, 2011

No offers to sell are made, nor are offers sought, to buy these securities in any jurisdiction in which the offer or sale is not permitted.  The reader should assume that the information contained in this prospectus is accurate as of the date on the cover page of this prospectus only.  Our business, financial condition, results of operations, and prospectus may have changed since that date.

Table of Contents

Prospectus Summary	1

Risk Factors	4

Special Note Regarding Forward-Looking Statements	11

Market for Common Equity and Related Shareholder Matters	12

Description of Business	13

Management’s Discussion and Analysis or Plan of Operation	26

Directors, Executive Officers, Promoters and Control Persons	35

Executive Compensation	37

Certain Relationships and Related Transactions	41

Selling Shareholders	42

Plan of Distribution	46

Security Ownership of Certain Beneficial Owners and Management	48

Description of Securities	49

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	51

Where You Can Find More Information	52

Experts	52

Legal Matters and Interests of Named Experts	52

Financial Information	F-1

Prospectus Summary

This summary provides a brief overview of the key aspects of our business and our securities.  The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties.  We note that our actual results and future events may differ significantly based upon a number of factors.  The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

References to “we,” “our,” “us,” the “Company,” the “registrant,” or “Sionix” refer to Sionix Corporation, a Nevada corporation.

Our Business

Sionix designs, develops, markets and sells turnkey stand-alone water management and treatment systems intended for use in several industries including the oil and gas, mining, agriculture, commercial, municipal (both potable and wastewater), industry (both make-up water and wastewater), energy production and emergency response sectors.  We were initially incorporated in Utah in 1996 and reincorporated into Nevada in 2003.  For mailing purposes our offices are located at 914 Westwood Blvd., Box 801, Los Angeles, California 90405.  Our telephone number is (704) 971-8400, and our website is www.sionix.com.

We have developed advanced water treatment technology for public and private recycling and reuse, wastewater treatment systems, as well as industrial and agricultural systems.  We have initially targeted (1) small to medium public and private water districts that provide communities with drinking water or sewage treatment service and (2) water reclamation systems of commercial-industrial clients that create and dispose of contaminated wastewater.

Dissolved air flotation, or DAF, has been used in water and wastewater treatment for more than eighty years, primarily in Europe.  Sionix has made significant improvements on this pre-existing technology relating to the size and cohesiveness of the air bubbles, and various patent applications on these improvements are expected to be filed shortly. We believe that our improved DAF technology achieves substantial efficiencies over the current state of the art. Sionix Mobile Water Treatment System ("MWTS"), employing its improved DAF technology, remove more than 99.95 percent of the organic, and most inorganic, particles in water, and eliminate microbial contaminants such as cryptosporidium and giardia lamblia.  Our MWTS are self-contained water treatment systems that utilize ordinary air, with minimal chemical flocculent aids.  Our MWTS may be used as a stand-alone solution or as a pre-treatment process.

Sionix provides practical and economic water treatment solutions to problems caused by pollution and toxic chemicals that seriously threaten public health and the environment.  Sionix MWTS significantly reduce the risk of bacterial or parasitic contamination, particularly cryptosporidium, giardia, and E. coli, with minimal disinfectant by-products.  Many pathogens are water borne and are simple organisms with a slightly positive conductivity that respond to the slightly negative conductivity of the proprietary micron size bubbles generated in the DAF component of the Company’s MWTS.  Flocculating the pathogens to the bubbles effectively removes the pathogens from suspension and floats them to the surface where they are removed by a skimming device and captured in a waste tank. The MWTS is designed for quick installation, easy access for simple maintenance and are cost-effective for even the smallest water utilities or commercial applications.   Our technology enables water recycling and treatment for public water treatment plants, sewage treatment plants (both animal and human), water reclamation facilities, emergency water systems for floods, earthquakes and other natural disasters, and various other potential applications.

The MWTS occupies a small footprint, is modular, self-contained and portable.  We are capable of customizing each installation with treatment and filtration options appropriate for the user.  The entire MWTS is built into one or two standard forty-foot ISO-standard transportable containers, making it easy to move by truck, train, plane, helicopter, or ship.  Standard configuration includes a control and testing laboratory located in the rear of the DAF container.  The addition of a generator module makes the system self-powered.  The customer can operate and control the entire system from a remote site via satellite or cellular communications.  We plan to offer a comprehensive service and maintenance program (which will be part of all equipment leases), and each component of a delivered MWTS would be upgradeable at the option of the customer.

Our standard MWTS produces 280 gallons of post-DAF treated water per minute (about 403,200 gallons per day).  If additional reverse osmosis treatment is required to produce potable water, output is generally diminished dependent upon salinity and Total Dissolved Solids (or “TDS”) of the pre-treated water.  Per capita usage of water in the United States is among the highest in the world.  Multiple MWTS can be ganged together for increased capacity.

Our target and potential customers include oil and gas producers and drillers, agribusiness, food and beverage producers, health care institutions, wastewater and sewage treatment facilities, governments of developing countries, emergency relief organizations, and desalination operators.

Risks Related to Our Business

Our business is subject to a number of risks.  You should be aware of these risks before making an investment decision.  These risks are discussed more fully in the section of this prospectus titled “Risk Factors.”

Information Regarding our Capitalization

As February 18, 2011, we had 226,432,927 shares of common stock issued and outstanding.   As of that date we also had issued and outstanding the following securities convertible into or exercisable for our common stock:

●
$1,487,583 in principal amount of our 10% Convertible Promissory Notes issued pursuant to various Securities Purchase Agreements dated from October 25, 2006 to January 14, 2010, which have not yet been converted into shares of our common stock; based on an estimated conversion price of $0.15 per share, the principal amount of these notes would be convertible into 9,917,220 shares of our common stock.

●
$56,616 in principal amount of our 10% Promissory Notes issued pursuant to various Securities Purchase Agreements dated from October 25, 2006 to January 14, 2010, which have not yet been converted into shares of our common stock; based on an estimated conversion price of $0.15 per share, the principal amount of these notes would be convertible into 377,400 shares of our common stock. The stated conversion rates range from $0.15 to $0.25.

●
$175,000 in principal amount of our 10% Convertible Promissory Notes issued pursuant to Convertible Notes dated from April 28, 2010 to January 11, 2011, of which $90,000 has been converted into 3,597,932 shares of our common stock; the conversion price of the remaining notes that are outstanding is based on the market value at the time of conversion, and based on a estimated $0.042 per share market value, the principal amount these notes would be convertible into approximately an additional 3.4 million shares of our common stock. The actual amount of shares issued in full satisfaction of this obligation could vary.

●	Warrants for the purchase of up to 75,413,818 shares of common stock at an average exercise price of $0.18 per share.

●	Options for the purchase of up to 26,791,316 shares of common stock at an average exercise price of $0.12 per share.

2010 Private Placement

Common Shares

From August 3, 2010 to December 13, 2010, we completed the sale of 20,599,997 shares of common stock to various accredited investors for an aggregate purchase price of $1,236,000 (the “2010 Private Placement”).  We paid $122,500 in fees to our placement agent, NYPPEX, LLC (“NYPPEX”), a New York based securities firm specializing in secondary private market advisory, execution, processing and research services, for placement agent services related to the 2010 Private Placement, and reimbursed them for $12,500 in legal fees incurred by them.  Of the remaining proceeds, we will use or are using the net proceeds of $1,108,400 for general working capital.  Pursuant to the terms of the Securities Purchase Agreement in the 2010 Private Placement, the investors have demand registration rights with respect to the securities they acquired.

Investor Warrants

The Company issued warrants with an exercise price of $0.17 related to the 2010 Private Placement. The warrants are valid for a period of 5-years from the date of issue, and contain customary cashless exercise provisions. The Company issued warrants for the purchase of a total of 10,299,997 shares of common stock to investors in conjunction with the transaction.

Placement Agent Warrant

In conjunction with the 2010 Private Placement, and in addition to a fee of $122,500 paid to NYPPEX, we issued a warrant for the purchase of 2,125,000 shares of common stock to NYPPEX for their services as placement agent. This warrant (the “Placement Agent Warrant”) is exercisable at $0.06 per share and contains customary provisions included cashless exercise.  The warrant is exercisable for 5 years from the date of issue.  There were no underwriting discounts or other commissions paid in conjunction with the 2010 Private Placement other than as disclosed above.

Use of Proceeds

We received an aggregate amount of $1,236,000 in our 2010 Private Placement, of which we will use net proceeds of $1,108,400 for general working capital, after deduction of $122,500 in fees to NYPPEX for their placement agent services related to the transaction.  We may also receive up to $1,746,000 upon exercise of warrants for cash, the underlying shares of which are included in the registration statement of which this prospectus is a part.  If received, these funds will be used for general corporate purposes, including working capital requirements.  With the exception of any brokerage fees and commissions which are the obligation of the selling shareholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $40,194, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

Securities Being Registered

We are registering 30,899,994 shares of our common stock for sale by the selling shareholders identified in the section of this prospectus titled “Selling Shareholders,” issued to them in the 2010 Private Placement. These shares consist of the following:

●	20,599,997 shares of common stock sold pursuant to Securities Purchase Agreements dated August 3, 2010 through December 13, 2010; and

●	10,299,997 shares of common stock underlying common stock purchase warrants issued to the purchasers of shares of common stock.

The shares of common stock offered under this prospectus may be sold by the selling shareholders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer.  Information regarding the times and manner in which the shares of common stock offered under this prospectus may be offered and sold is provided in the sections of this prospectus entitled “Plan of Distribution.”  We will not receive any of the proceeds from those sales.  The registration of the shares of common stock offered under this prospectus does not necessarily mean that any of these shares will ultimately be offered or sold by the selling shareholders.

Additional information regarding our issued and outstanding securities may be found in the section of this prospectus titled “Description of Securities.”

Corporate Information

Our principal executive office is located at 914 Westwood Blvd., Box 801, Los Angeles, California 90024. Our telephone number is (704) 971-8400. Our web address is www.sionix.com.  Information included on our website is not part of this prospectus. Copies of our annual reports on Form 10-K and quarterly reports on Form 10-Q, current reports on Form 8-K and amendments can be found on our website.  Also, upon request in writing mailed to the Secretary of the Company, we will furnish an electronic version of these items.

RISK FACTORS

You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment.

We have reported limited revenues.

We have been in business for more than ten years and only our last fiscal year have we reported revenues from operations.  We have been in the development stage since inception, and although we have delivered on two pilot systems and an order for one water treatment system, revenue from one pilot system has been recognized, but the revenue for the commercial sale has not yet been recognized.  Except for the revenue we received from the pilot system, and deposits for the commercial sale, all of our working capital has been generated by sales of securities and loans.

We have a history of operating losses, which may continue.

We have a history of losses and may continue to incur operating and net losses for the foreseeable future. Although we had net income of $3,291,470 for the year ended September 30, 2010 and $5,024,198 for the year ended September 30, 2009 (due to derivative accounting), as of September 30, 2010 our accumulated deficit was $25,599,067.  We have not achieved profitability on a quarterly or on an annual basis from normal operations.  We may not be able to generate revenues or reach a level of revenue to achieve profitability.

We do not have sufficient cash to support our operations and we will need to find capital to operate.  If we are unable to raise capital as we need it, we may have to curtail, or even cease, our operations.

We do not have enough cash to support our operations.  Our capital requirements have been and will continue to be significant.  In order to fund shortages of capital, we have borrowed money from our major stockholders and sold our securities.  Our major stockholders are not under any obligation to continue purchasing equity securities or to provide loans to us. We will need to raise additional capital to continue our operations.  If we are unsuccessful in finding financing, we may be required to severely curtail, or even to cease, our operations.

During the 2011 fiscal year, we may be required to repay approximately $1.67 million in debt.  We are not certain that we will have the funds to repay this debt, which could subject us to legal action.  Any such actions would adversely affect our business and financial condition.

 During 2011 approximately $1,666,199 million of debt securities that we issued and aged accounts payable might need to be repaid.  The notes are currently past due and are convertible into common stock.  We do not currently have the funds to repay this debt and we cannot assure you that we will be able to raise the funds or to renegotiate the terms of the loans.  If we default on these obligations and if our investors refuse to renegotiate the terms of the loans, we may be subjected to lawsuits which would further strain our finances and disrupt our business and would adversely affect our business and financial condition.

Our auditors have indicated that our inability to generate sufficient revenue raises substantial doubt as to our ability to continue as a going concern.

Our audited financial statements for the period ended September 30, 2010 were prepared on a going concern basis.  Our auditors have indicated that our inability to generate revenue raises substantial doubt as to our ability to continue as a going concern.  Through September 30, 2010, we incurred cumulative losses of $25,599,067 including net income for the year ended September 30, 2010 of $3,291,470.  Although we have cash flow from operations it is not adequate to support normal operations and our anticipated growth, and our ability to maintain our status as an operating company is entirely dependent upon obtaining adequate cash to finance our overhead, research and development activities, and acquisition of production equipment.  We do not know if we will achieve a level of revenues adequate to support our costs and expenses.  In order to meet our basic financial obligations, including rent, salaries, debt service and operations, we plan to seek additional equity or debt financing.  Because of our history and current debt levels, there is considerable uncertainty as to whether we will be able to obtain financing on terms acceptable to us.  Our ability to meet our cash requirements for the next twelve months depends on our ability to obtain financing.  There is no assurance that we will be able to implement our business plan or continue our operations.

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 may result in actions filed against us by regulatory agencies or in a reduction in the price of our common stock.

We are required to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 and related regulations.  Any material weakness in our internal control over financial reporting that needs to be addressed, or disclosure of a material weakness in management’s assessment of internal control over financial reporting, may reduce the price of our common shares because investors may lose confidence in our financial reporting.  Our failure to maintain effective internal control over financial reporting could also lead to actions being filed against us by regulatory agencies.

Due to our restatement of our consolidated financial statements for the years ended September 30, 2007 and 2008, we identified weaknesses in internal control over financial reporting that were material weaknesses as defined by standards established by the Public Company Accounting Oversight Board.  The deficiencies related to our lack of a sufficient number of internal personnel possessing the appropriate knowledge, experience and training in applying US GAAP and in reporting financial information in accordance with the requirements of the SEC and our lack of an audit committee to oversee our accounting and financial reporting processes, as well as other matters. We cannot assure you that our remediation of our internal control over financial reporting relating to the identified material weaknesses will establish the effectiveness of our internal control over financial reporting or that we will not be subject to material weaknesses in the future.

We may be unable to compete successfully in our industry.

Many of our competitors, such as General Electric Co., Veolia Environnement, and Siemens Water Technologies, are large, diversified manufacturing companies with significant expertise in the water quality business and contacts with water utilities and industrial water consumers.  These competitors have significantly greater name recognition and financial and other resources.  We may not be able to compete successfully against them.  We do not represent a significant presence in the water treatment industry.

Our industry is subject to government regulation, which may increase our costs of doing business.

Treatment of domestic drinking water and wastewater is regulated by a number of federal, state and local agencies, including the U.S. Environmental Protection Agency.  The changing regulatory environment, including changes in water quality standards, could adversely affect our business by requiring us to re-engineer our products or invest in new technologies.  This could have a material adverse effect on our business by increasing our costs of doing business.

We may be subject to product liability claims for which we do not have adequate insurance coverage.  If we were required to pay a substantial product liability claim, our business and financial condition would be materially adversely affected.

We, like any other manufacturer of products that are designed to treat food or water that will be ingested, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury.  Such claims may include, among others, that our products fail to remove harmful contaminants or bacteria, or that our products introduce other contaminants into the water.  While we maintain product liability insurance, there can be no assurance that such insurance will continue to be available at a reasonable cost, or, if available, will be adequate to cover liabilities.  In the event that we do not have adequate insurance, product liability claims relating to defective products could have a material adverse effect on our business and financial condition.

Our water treatment system and the related technology are unproven and may not achieve widespread market acceptance among our prospective customers. If we are unable to sell our water treatment systems, our business will suffer.

Although we have installed a water treatment system in two pilot locations and one customer location, our products have not yet been proven in a commercial context over any significant period of time.  We have developed our proprietary technology and processes for water treatment based on dissolved air flotation technology, which competes with other forms of water treatment technologies that currently are in operation throughout the United States.  Our water treatment system and the technology on which it is based may not achieve widespread market acceptance.  Our success will depend on our ability to market our system and services to businesses and water providers on terms and conditions acceptable to us and to establish and maintain successful relationships with various water providers and state regulatory agencies.

We believe that market acceptance of our system will depend on many factors including:

•	the perceived advantages of our system over competing water treatment solutions;

•	the safety and efficacy of our system;

•	the availability of alternative water treatment solutions;

•	the pricing and cost effectiveness of our system;

•	our ability to access businesses and water providers that may use our system;

•	the effectiveness of our sales and marketing efforts;

•	publicity concerning our system and technology or competitive solutions;

•	timeliness in assembling and installing our system on customer sites;

•	our ability to respond to changes in regulations; and

•	our ability to provide effective service and maintenance of our systems to our customers’ satisfaction.

If our system or our technology fails to achieve or maintain market acceptance or if new technologies are introduced by others that are more favorably received than our technology, are more cost effective or otherwise render our technology obsolete, we may not be able to sell our systems.  If we are unable to sell our systems, our business and prospects would suffer.

We must meet evolving customer requirements for water treatment and invest in the development of our water treatment technologies.  If we fail to do this, our business and operations will be adversely affected.

If we are unable to develop or enhance our systems and services to satisfy evolving customer demands, our business, operating results, financial condition and prospects will be harmed significantly.

Failure to protect our intellectual property rights could impair our competitive position.

Our water treatment systems utilize a variety of proprietary rights that are important to our competitive position and success.  Because the intellectual property associated with our technology is evolving and rapidly changing, our current intellectual property rights may not protect us adequately. We rely on a combination of patents, trademarks, trade secrets and contractual restrictions to protect the intellectual property we use in our business.  In addition, we generally enter into confidentiality or license agreements or have confidentiality provisions in agreements with our employees, consultants, strategic partners and customers and control access to, and distribution of, our technology, documentation and other proprietary information.

Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights in new technologies are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain.  Furthermore, our competitors independently may develop similar technologies that limit the value of our intellectual property or design around patents issued to us.  If competitors or third parties are able to use our intellectual property or are able to successfully challenge, circumvent, invalidate or render unenforceable our intellectual property, we likely would lose any competitive advantage we might develop.  We may not be successful in securing or maintaining proprietary or patent protection for the technology used in our system or services, and protection that is secured may be challenged and possibly lost.

Demand for our products could be adversely affected by a downturn in government spending related to water treatment, or in the cyclical residential or non-residential building markets.

 Our business will be dependent upon spending on water treatment systems by utilities, municipalities and other organizations that supply water which, in turn, is often dependent upon residential construction, population growth, continued contamination of water sources and regulatory responses to this contamination.  As a result, demand for our water treatment systems could be impacted adversely by general budgetary constraints on governmental or regulated customers, including government spending cuts, the inability of government entities to issue debt to finance any necessary water treatment projects, difficulty of customers in obtaining necessary permits or changes in regulatory limits associated with the contaminants we seek to address with our water treatment system.  A slowdown of growth in residential and non-residential building would reduce demand for drinking water and for water treatment systems.  The residential and non-residential building markets are generally cyclical, and, historically, down cycles have typically lasted a number of years. Any significant decline in the governmental spending on water treatment systems or residential or non-residential building markets could weaken demand for our systems.

You may have difficulty trading our common stock as there is a limited public market for our shares.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “SINX.” Our common stock is not actively traded and there is a limited public market for our shares. As a result, a shareholder may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price for our common stock and on our ability to raise additional capital. An active public market for shares of our common stock may not develop, or if one should develop, it may not be sustained.

SEC rules governing the trading of “penny stocks” may limit the trading and liquidity of our common stock which may affect the trading price of our common stock.

Our common stock is considered to be a “penny stock” under federal securities laws.  Penny stocks are subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded. These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

We do not anticipate that we will pay dividends on our common stock any time in the near future.

We have not paid any cash dividends on our common stock since our inception and do not anticipate paying any cash dividends in the foreseeable future.  We plan to retain our earnings, if any, to provide funds for the expansion of our business. Our board of directors will determine future dividend policy based upon conditions at that time, including our earnings and financial condition, capital requirements and other relevant factors.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

As of December 31, 2010, there were 241,649,678 shares of our common stock outstanding.  In the future, we may be required to issue a total of 26,791,316 shares of common stock if all of our outstanding options, and 75,413,818 if all of our outstanding warrants are converted.  Many of these shares may be issued below the market value of our shares on the date the securities are exercised or converted.  The future issuance of any such additional shares of our common stock or other securities we may issue for raising capital or paying for services may create downward pressure on the trading price of our common stock.  Holders of our common stock will have their holdings diluted as a result of the issuance of additional shares of our common stock.

On one occasion over the past two years we were unable to file annual or quarterly reports on a timely basis.  If we fail to file three reports on a timely basis within any two-year period, our common stock may cease to be quoted on the OTCBB.

Section 6530(e)(1) of the FINRA Manual states, “Notwithstanding the foregoing paragraphs, a member shall not be permitted to quote a security if: (A) while quoted on the OTCBB, the issuer of the security has failed to file a complete required annual or quarterly report by the due date for such report (including, if applicable, any extensions permitted by SEC Rule 12b-25) three times in the prior two-year period . . . .”  If we fail to file an annual or quarterly report on a timely basis, the OTCBB will no longer allow our common stock to be quoted.  We cannot assure you that we will be able to file our reports in accordance with the requirements of the OTCBB.

Since we have broad discretion in how we can use the net proceeds from our recent $1.3 million private placement financing, we may use the net proceeds in ways in which the shareholders might disagree.

We intend to use the net proceeds from our recent 2010 financing principally for general working capital, and toward supporting our product sales and marketing efforts.  However, management will have broad flexibility and discretion in applying the net proceeds of the financing.  Our shareholders will be relying on the judgment of management with regard to the use of these net proceeds, and will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used in a manner which in their opinion such proceeds should be used.  It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for Sionix.  The failure of management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The rights of the holders of common stock may be impaired by the potential issuance of dilutive securities, namely preferred stock, convertible debt, and additional common stock.

Our board of directors has the right, without shareholder approval, to issue other dilutive securities with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of our common stock.  These additional securities could be issued with the right to more than one vote per share, and/or could be utilized as a method of discouraging, delaying or preventing a change of control.  The possible impact on takeover attempts could adversely affect the price of the common stock.  Although we have no present intention to issue any additional dilutive securities for financing purposes, we may issue such shares in the future.

Under our charter and relevant corporate and securities law, the board of directors may approve the issuance of Company common stock in connection with certain types transactions such as of acquisitions of other companies or mining assets, without obtaining shareholder approval.  As a result, additional securities may be issued in the event of such transactions, resulting in dilution of the holdings of all pre-transaction shareholders, even though one or more of the Company’s shareholders may disagree with the Company’s decision to acquire a target or assets.

The volatility of and limited trading market in our common stock may make it difficult for the investors to sell the common stock for a positive return on their investment.

The public market for our common stock has historically been very volatile.  Any future market price for our shares is likely to continue to be very volatile.  In addition, there has been little or no market for our stock until very recently, and our common stock has been and may in the future, be thinly traded with relatively high bid-ask spreads. These factors may make it more difficult for our shareholders to sell shares of our common stock, and at prices that our shareholders may expect.

Volatility in our common stock price may subject Sionix to securities litigation.

The future market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future.  As of the present date, we have a large number of freely tradable shares, which may exacerbate volatility and result in exaggerated price changes in the common stock.  In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of our securities.  We may, in the future, be the target of similar litigation.  Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock.  We may also register certain shares of our common stock that are subject to outstanding convertible securities, or reserved for issuance under a stock option plan, if any.  Once such shares are registered, they can be freely sold in the public market upon exercise of the options.  At any given time, if any of our shareholders either individually or in the aggregate cause a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

The elimination of monetary liability against our directors, officers and employees under state law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain specific provisions that eliminate or limit the liability of directors for monetary damages to us and our shareholders, and we are prepared to give such indemnification to our directors and officers to the extent permissible under state law.  We may also maintain or enter into, from time to time, contractual agreements that obligate us to indemnify our officers under employment agreements, and similar contractual agreements with our directors.  The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, in the event of actions against our officers and directors, which we may be unable to recoup.  These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against the directors and officers even though such actions, if successful, might otherwise benefit the Company and its shareholders.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to such factors as:

•	actual or anticipated fluctuations in our quarterly operating results;
•	changes in financial estimates by securities research analysts;
•	conditions in the water recycling and reuse industry;
•	changes in the economic performance or market valuations of other companies in our industry;
•	announcements by us or our competitors of new or competitive products, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	addition or departure of key personnel;
•	commercial litigation; and
•	general economic conditions.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our stock.

The registration and potential sale, either pursuant to this prospectus or pursuant to Rule 144, by certain selling security holders of a significant number of shares could encourage short sales by third parties.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares by certain of selling security holders pursuant to a registration statement and prospectus or under Rule 144, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock.  The presence of short sellers in our common stock may further depress the price of our common stock.  If the selling security holders sell a significant number of shares of common stock, the market price of our common stock may decline.  Furthermore, the sale or potential sale of the offered securities pursuant to a prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

Special Note Regarding Forward Looking Statements

This prospectus contains “forward-looking statements”.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry.  Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “may,” and other similar expressions identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.  Factors that might cause such a difference include, but are not limited to, those risks set forth in this prospectus under the title “Risk Factors” as well as the following:

•	The current economic situation in the United States, which may reduce the funds available to businesses and government entities to purchase our system;

•	whether we will be able to raise capital as and when we need it;

•	whether our water purification system will generate significant sales;

•	our overall ability to successfully compete in our market and our industry;

•	unanticipated increases in development, production or marketing expenses related to our product and our business activities; and

•	other factors, some of which will be outside our control.

You are cautioned not to place undue reliance on these forward-looking statements, which relate only to events as of the date on which the statements are made.  We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.  You should refer to and carefully review the information in future documents we file with the Securities and Exchange Commission.

Market for Common Equity and Related Shareholder Matters

In 1996 our common stock was approved for quotation on the OTC Bulletin Board under the symbol “SINX”.  As of March 3, 2011 we had 242,131,558 shares of common stock issued and outstanding. As of March 3, 2011 we had approximately 868 shareholders of record of our common stock.  This does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

The table below sets forth the range of high and low bid quotes of our common stock for each quarter for the last two fiscal years as reported by the OTC Bulletin Board, and our most recent fiscal quarter.  The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions.

	High	Low

Quarter Ended December 31, 2010	0.06	0.04

Fiscal Year Ended September 30, 2010:
First Quarter	0.17	0.08
Second Quarter	0.17	0.08
Third Quarter	0.11	0.08
Fourth Quarter	0.09	0.05

Fiscal Year Ended September 30, 2009:
First Quarter	0.14	0.09
Second Quarter	0.12	0.05
Third Quarter	0.20	0.07
Fourth Quarter	0.23	0.16

Assuming the issuance of all shares of common stock underlying the warrants described in this prospectus under the section titled “Prospectus Summary - The Offering”, we would have 251,949,675 shares of common stock outstanding.  This amount does not include additional issuances shares of common stock should our convertible promissory notes and debentures convert to common stock, and additional shares of common stock that would be issued upon the conversion of certain Convertible Notes obtained during fiscal 2010.  See the discussion in the section of this prospectus titled, “Prospectus Summary – The Offering –Information Regarding Our Capitalization” above.

We have 79,292,901 shares of restricted common stock outstanding, of which approximately 72,500,000 shares may be sold pursuant to Rule 144, promulgated under the Securities Act of 1933.

Dividends

We have never paid any dividends.  We anticipate that any future earnings will be retained for the development of our business and we do not anticipate paying any dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2010.

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights		Number of shares remaining available for future issuance under equity compensation plans

Equity Compensation Plan Approved by Stockholders	-		-	-

Equity Compensation Plan Not Approved by Stockholders - 2001 Executive Officers Stock Option Plan	7,034,140	$0.15		542,540

BUSINESS

Overview

The Water Recycling and Reuse Industry

Background.  The water recycling and reuse industry is highly fragmented, consisting of many companies involved in various capacities, including companies that design fully integrated systems for processing millions of gallons of water for municipal, industrial, and commercial applications.  Demand for water treatment and purification has continued to grow due to economic expansion, population growth, scarcity of usable water, concerns about water quality and regulatory requirements.  Drinking water, regardless of its source, may contain impurities that can affect the health of consumers.  Although municipal agencies and water utilities in the United States are required to provide drinking water that complies with the U.S. Safe Water Drinking Act (“SWDA”), the water supplied to homes and businesses from municipalities and utilities may contain high levels of bacteria, toxins, parasites and human and animal-health pharmaceuticals, as well as high levels of chlorine used to eliminate contaminants.  The quality of drinking water outside the United States and other industrialized countries is generally much worse, with high levels of contaminants and often only rudimentary purification systems.  In the industrialized world, water quality is often compromised by pollution, aging municipal water systems, and contaminated wells and surface water.  In addition, the specter of terrorism directed at intentional contamination of water supplies has heightened awareness of the importance of reliable and secure water purification.  The importance of effective water treatment is also critical from an economic standpoint, as health concerns and impure water can impair consumer confidence in food products.  Discharge of impaired waters into the environment can further degrade the earth’s water and violate environmental laws, with the possibility of significant fines and penalties from regulatory agencies.

Water is a natural resource that has a limited supply and no true substitute.  Demand for this resource is compounded by a growing world population and Third World urbanization.  It has been reported in recent television broadcasts by CNBC in “Liquid Assets: The Big Business of Water”, and a documentary titled “Profits of Doom” on A&E, that by approximately 2020 forty five countries will be without sufficient water to meet basic requirements.  As this is occurring, per capita usage of water in the United States is among the highest in the world. The western half of our own country faces a potential water crisis due to limited supply and increasing demand.  A recent report from the United Nations estimates that about 1.1 billion people worldwide do not have access to fresh drinking water and 2.6 billion do not have adequate sanitation systems.  75% of the earth’s communicable diseases are water-borne.  Less than 3% of the earth’s water is available for human use, with less than 1% available and suitable for human consumption.  The paucity of water resources is directly linked to inadequate water management strategies on the part of governments, businesses, consumers and private individuals.

Existing water management resources, combined with regulatory inaction, have failed to provide the leadership and guidance to mandate recycling and reuse of water resources.  In the central valley of California alone, over 4 billion gallons per day of irrigation runoff contaminated with toxic agricultural chemicals have irretrievably contaminated 500,000 acres of tillable land.  Until a concerted private/public effort is expended, the contaminated acreage will continue to expand.

One of our addressable markets is the need for potable water, especially populations served by smaller to mid-size water districts.  There are over 200,000 public rural water districts in the United States.  The great majority of these are considered small to medium-sized public water systems, which support populations of fewer than 10,000 people.  A substantial portion of these are in violation of the SWDA at any given time.  This problem is expected to worsen as more stringent EPA rules are implemented for small public water systems.  Substantial expenditures will be needed in coming years for repair, rehabilitation, operation, and maintenance of the water and wastewater treatment infrastructure.  We believe that water districts using conventional treatment methods will be unable to comply with the SWDA without massive installations of on-site chemical filter aids and disinfection equipment.

Equally important is the development of de-salination as a method of producing potable water.  The Caribbean and Middle-eastern markets already depend on de-salination for a large portion of their drinking water.  Industry expectations that this sector of the water treatment industry will experience significant growth during the forthcoming decades as ordinary sources of fresh water (such as lakes, rivers, streams, well water and treated water) continue to be stressed by unregulated industrial, commercial and agricultural uses.

The market for the treatment and purification of drinking water and the treatment, recycling and reuse of wastewater has shown significant growth as world demand for water of specified quality as specified by various governmental mandates and interpreted by the regulatory agencies interpreting the legislative mandates, including SWDA, Food and Agricultural Organization of the United Nations, California's Title 22 Water Quality Standards and a host of other national, international, and industry standards as public demands to regulate and oversee waste discharges to the environment continue to mount.

Current Solutions.  Until the early twentieth century, municipal water supplies consisted of flowing water directly from the source to the end user with little or no processing.  In the late 19th and early 20th century, most large municipal water systems instituted a form of filtration called “slow sand filtration” to enhance the clarity and aesthetics of delivered waters.  These municipal water filtration systems however were extremely large plants that are typically excavated into the landscape of the facility.  The surface area required for these filters could vary widely depending on the input quality of the water, but generally they require extremely large amounts of space, or large “footprints”.

In a typical treatment facility, the first step adds to the raw incoming water a substance which causes tiny, sticky particles (called “floc”) to form. Floc attracts dirt and other particles suspended in the water.  This process of coagulation causes heavy particles of dirt and floc to clump together and fall to the bottom.  These heavier particles form sediment which is siphoned off, leaving the clearer water, which passes on to filtration.  The most common filtration method is known as “slow sand” or sand-anthracite, in which the water flows into large shallow beds and passes down through layers of sand, gravel and charcoal.  The final process is disinfection, which is intended to kill bacteria or other microorganisms left in the water, and residual disinfectant keeps the water safe through the delivery pipes to the customer.  Chlorine is the most commonly employed disinfectant, although chloramine and ozone are also used, as well as ultraviolet (UV) light as a means of disinfection.

The current trend in water filtration, due to the higher demands for water and the reduction in clean or relatively clean source waters, is to clarify and heavily filter all municipal water supplies.  Smaller municipalities and water districts will also be required to meet the added water quality goals of the larger systems and will require the infrastructure to do so.

While “slow sand” filtration is by far the most common treatment method used in the United States, it has serious drawbacks.  The treatment facilities occupy large tracts of land.  The filtration beds are large, shallow in-ground concrete structures, often hundreds of feet long to accommodate large volumes of water.  The water being filtered must remain in these beds for a comparatively long-time (known as “residence time”) in order for low-density materials to settle out.  The sand and charcoal filtering medium rapidly becomes plugged and clogged.  The bed must then be taken off-line and back-flushed, which uses large amounts of water - water which becomes contaminated and is therefore wasted.  Additional settling ponds are necessary to “de-water” this waste by evaporation so that the dried solids may be disposed of in an environmentally safe (but costly) method.

The average life expectancy of a treatment plant is about 20 years, after which the plant must be extensively renovated.  Population growth necessitates enlarging old facilities or building new ones, occupying still more valuable land.  This process requires lengthy environmental impact studies, long design periods, and complex financing programs to fund costly construction budgets, as lead times usually stretch out for years.

Aside from cost and logistics there are many pathogens resistant to chlorine or small enough to pass through the existing methods of filtration.  Illnesses such as hepatitis, gastroenteritis and Legionnaire’s Disease, as well as increasingly pervasive chemical contaminants, have become more common.  One of the more difficult of these problems is monitoring and providing a barrier against microscopic protozoan parasites such as cryptosporidium (3-4 microns in size) and giardia lamblia oocysts (5-7 microns).  These common organisms exist naturally in the digestive systems of livestock and wild animals, and end up in lakes and streams.  They have caused severe illness in millions of people in the United States.  Conventional “slow sand” water filtration beds, used in most of the nation’s public water districts, will not filter out these parasites - the best treatment facilities are only able to remove particles larger than 10-15 microns.

In recent years, there have been several serious public health emergencies caused by microbes breaking through the filtration barrier in treatment facilities.  When ingested, they can cause diarrhea, flu-like symptoms and dehydration.  In persons with immune system impairment, the illness can be life-threatening.  In 1993, over 400,000 people in Milwaukee, Wisconsin became ill and 104 people died during a failure in the drinking water filtration system according to the Department of Health and Human Services – Centers for Disease Control and Prevention (CDC).

Most surface water bodies in the United States, many of which supply drinking water, are contaminated with these organisms.  They are extremely resistant to disinfection, and increasing disinfectant levels in the attempt to kill them creates a new set of problems.  Disinfectants such as chlorine can react with organic matter in the water to form new chemicals known as “disinfection byproducts”.  These byproducts, of which trihalomethanes (THM) are the most common, are thought to be health-threatening and possibly cancer-causing.  The SWDA regulations address minimum acceptable levels of these byproducts, including THMs.  Therefore, physical removal of the organisms from the water is vitally important to their control.

Removing organic matter from water has been the central engineering challenge ever since human civilization began efforts to treat water supplies.  Organic matter causes water to be cloudy, or turbid.  High levels of turbidity can indicate the presence of pathogens and signal that the filtration process is not working effectively.
The presence of high levels of organic matter makes disinfection more difficult and clogs filter media, causing long back-flush cycles, which in turn increases the volume of back-flush waste-water.  In a typical treatment plant, this back-flush water can account for up to 20 percent of the raw water volume flowing through the facility.  In the case of de-salination, organic matter are the primary cause of system failures resulting from fouling of delicate filtration membranes that require frequent replacement and maintenance.

Current filtration methods, including reverse osmosis and activated charcoal, may be required to remove contaminants such as organic and inorganic chemicals, salts, color, odors, and viruses.  However, they too are clogged quickly by organic particles in the water.  These filter media tend to be expensive to maintain, and frequent back-flush cycles drastically shorten filter life, thereby increasing the cost of treatment.

Products and Technology

Sionix Strategy.  Our strategy is to develop advanced water treatment solutions based on our technology for public and private recycling and reuse, wastewater treatment systems, as well as industrial and agricultural systems, in order to address the issues of meeting the demand for clean water, the need to satisfy higher standards for municipal drinking water supplies, and environmental compliance.  We have initially targeted (1) small to medium public and private water districts that provide communities with drinking water or sewage treatment service and (2) water reclamation systems of commercial-industrial clients that create and dispose of contaminated wastewater.

Dissolved Air Floatation.  Dissolved air flotation, or DAF, has been used in water and wastewater treatment for more than eighty years, primarily in Europe.  Some of the first systems installed in the 1920s are still in operation in Scandinavia.  The DAF method involves injecting microscopic bubbles of air under pressure into the water being treated.  The air molecules bond with organic and inorganic matter in the water, and because of their lightness, the clumps float to the surface, where they are skimmed away.  Over the eight decades this technology has been utilized, various improvements have been made in the technology.  Until recently, it has not been utilized widely in the United States, and is used primarily for wastewater treatment.  We are in the process of filing patent applications in early 2011 that are expected to provide substantial protection for the Sionix DAF process, including micron bubble creation and bubble separation that will substantially expand the applicability of the Sionix MWTS to other applications, including treatment of irrigation runoff, pre-treatment of sea water de-salination, removal of contaminants from flowback and production water in the oil and gas industry, for example.  In addition, the recycling and treatment of water used in anaerobic digesters not only eliminate discharge to slurry systems that expose nearby wells and water sheds to potential contamination to leaching, but they also help improve the health and productivity of the methanogenic microbes inhabiting these digesters.  We believe the MWTS can serve as an effective bridge between environmental (reduction of environmental pollution, human and animal waste particularly) and energy interests (power generated from waste products or by-products), which currently are some of our most promising fields of application.  On the one hand, when applied our technology has the potential to help reduce environmental pollution, and on the other hand, it may benefit the waste-to-energy power industry by enhancing the effectiveness and efficiency of systems designed to convert human and animal waste into combustible methane for the generation of electricity.

Sionix DAF Technology.  The dissolved air flotation system Sionix developed, which employs our patented technology, improves the efficiency of this process and removes more than 99.95 percent of the organic, and most inorganic, particles in water, eliminating microbial contaminants such as cryptosporidium and giardia lamblia.  Each MWTS is a self-contained water treatment system or pre-treatment process that uses ordinary air, with minimal chemical flocculent aids.  Our goal is to provide effective, practical and economic solutions to problems caused by pollution and toxic chemicals that seriously threaten public health and the environment.  Sionix systems significantly reduce the risk of bacterial or parasitic contamination, particularly cryptosporidium, giardia, and E. coli, with minimal disinfectant by-products.  The MWTS are designed for quick installation and easy access for simple maintenance.  We believe that the MWTS would be a cost-effective solution for a wide range of applications, including even the smallest water utilities or commercial applications.  Our technology enables water recycling and purification for public water treatment plants, sewage treatment plants (both animal and human), water reclamation facilities, emergency water systems for floods, earthquakes and other natural disasters, and various other potential applications.  The MWTS occupies a small footprint, is modular, self-contained and portable.

Our MWTS utilizes and refines DAF technology to provide a pre-treatment process using ordinary oxygen that is highly efficient.  The water is treated by saturating recirculated water with excess dissolved air, and injecting this excess air in the form of microscopic bubbles in a DAF particle separator.  Pressurized water can hold an excess amount of dissolved air and forms microscopic bubbles when injected into water, which has a lower pressure.  A booster pump recirculates a small amount (approximately 20 gpm) of the recirculated water through the dissolved air-saturation system.  Oxygen and nitrogen molecules are transferred directly into the recirculated high-pressure water without forming air bubbles.  This method of transferring air into water reduces the amount of energy required to saturate recirculated water with excess dissolved air.  The system provides a denser concentration of white water bubbles, its process requires less energy, and it uses a fraction of the floor space as compared to a typical reverse osmosis system.

By significantly reducing water turbidity and eliminating pathogens, the MWTS also eliminates the need for disinfection chemicals (such as chlorine) that cause THM.  Used in conjunction with treatment and/or filtration technology, which may be required by specific raw water conditions, it reduces back-flush cycle times, thereby lengthening the life of post-DAF equipment.

The Sionix MWTS enables standard filtration systems to meet SWDA regulations, and that our MWTS, by virtue of eliminating dangerous pathogens also eliminates the necessity of using potentially cancer-causing disinfection products that cause THM.  This is only one example of contaminates that Sionix MWTS can effectively address.

Each MWTS is completely modular.  The Company can customize each installation with filtration and reclamation options appropriate for the user.  The entire MWTS is built into one or two standard forty-foot ISO transportable containers, making it easy to move by truck, train, plane, helicopter, or ship.  Standard configuration includes a control and testing laboratory located in the rear of the DAF container.  The addition of a generator module makes the system self-powered.  The customer can operate and control the entire MWTS from a remote site via satellite or wireless communications.  A comprehensive service and maintenance program (which will be part of all equipment leases), and each component of the MWTS would be upgradeable.

Our standard MWTS produces 280 gallons of post-DAF treated water per minute (about 403,200 gallons per day).  If additional reverse osmosis treatment is required to produce potable water, output is generally diminished dependent upon salinity and TDS of the pre-treated water.  Multiple MWTS’ can be ganged together for increased capacity.  We have considered new designs using our technology that will address larger and smaller water volumes, to accommodate different market needs and price points.

We believe that the Sionix MWTS will be an effective and practical solution for small to medium-sized water treatment utilities.  The MWTS would serve equally well in commercial/industrial applications where incoming process water must be treated to high levels of purity, or wastewater must be decontaminated before discharge to the environment.  We expect that the MWTS will also be able to address water quality issues faced by commercial, industrial, and agricultural applications that process water or produce toxic wastewater, such as food and beverage processing plants, dairy product facilities, and fresh water aquaculture installations, such as fish farms.

In general, water districts using sand-anthracite filters cannot meet the EPA Surface Water Treatment rules without a massive increase in on-site chemical filter-aids, additional filtering and the installation of ozone or other disinfection equipment.  Gary S. Logsdon and Michael B. Horsley in their article entitled “A Distinguished History and a Promising Future” published in March 2006 in Journal AWWA discuss the inherent limitations of sand-anthracite and other dual media filtration as applied in current treatment environments.  Plant operators must continually test raw influent water to adjust chemical filter aid dosage properly.  Chemical and metal (ferric and/or alum) filter-aids increase sludge volume and landfill disposal problems.

The MWTS is assembled in a steel container which is sealed, thus preventing tampering or incursion by bio-terrorism or airborne contaminants. Should catastrophic damage be incurred, a replacement unit may be installed within a few days rather than many months or years as with in-ground systems.

Pilot Program – Villa Park Dam (2007)

In November 2006 we entered into an oral agreement with the Serrano Water District (“SWD”) in Orange County, California to install a system at the Villa Park Dam (near Anaheim, California) for testing of the system by processing floodwater residue behind the dam.  The system was designed at the dam site for research purposes.  It contained a variety of sampling sites within the system to extract and test water outside the system, as well as a suite of internal water quality measurement instruments to monitor the cleaning process.

Villa Park Dam is operated by Orange County Flood Control and is designed to check the flow of floodwaters from several small watersheds in the northern Santa Ana Mountains.  The dam is capable of impounding up to 15,000 acre-feet of water (4.9 billion gallons), although its purpose is to check and safely release the waters during periods of heavy rainfall into Santiago Creek, where it is diverted to groundwater recharge ponds or allowed to discharge to the ocean.  Serrano Water District has rights to 3,000 acre-feet of water from the impoundment pool.  Until now, impounded waters have been released to flow downstream during storms.  However, under the project, rain and other water will flow down creeks and collect to form a useable pool of water behind the dam.  This water slowly degrades during the summer and has been shown to be very septic and has exceptionally high values of iron and manganese.  This water has been prohibitively expensive to treat for drinking water.

In May 2007 Sionix placed a MWTS at the dam and began processing runoff water and the pilot program was terminated in October 2008 once the retention reservoir behind Villa Park Dam was drained for periodic cleaning.  With the exception of testing for Total Dissolved Solids (“TDS”), all other testing was completed in compliance with California's Title 22 certification program.  TDS levels could not be properly tested since the reservoir was being drained and the dynamics of the forced water flow agitated sediment normally deposited on the bottom to mix with the draining water, producing readings above the testing thresholds.

While this pilot project failed certain portions the California Title 22 certification program, which is the highest regulatory standard in the United States, it was clear that had the Water District alerted Sionix of the pending drainage, all treatment conditions would have been successfully completed.  With verified data, Sionix achieved a credible level of efficacy for both the MWTS and the embedded DAF technology for treatment of severely contaminated water in a difficult environment.  Continued development was justified as the Pilot Project in Arkansas (discussed below) was prosecuted.

Pilot Program – Arkansas (2009)

In June, 2008 we were awarded a contract from Innovated Water Equipment, Inc. (“IWE”) of Little Rock, Arkansas for the delivery of a MWTS to treat production water from gas and oil wells in the Arkansas vicinity.  The MWTS was delivered in July 2009, commenced testing operations in August, 2009 and concluded testing operations on November, 2009.  The purpose of the paid pilot program was to clean all impurities so that the treated water could be returned to ground water as well as to treat contaminated production water from oil and gas producers for recirculation in the fracturing process commonly utilized in the drilling industry to free up captured gas and oil reserves unavailable for normal drilling operations.  Water conditions at the testing site were extremely difficult as each truckload of production water varied substantially which made extremely difficult treatment conditions requiring radically different chemical mixtures to produce consistent results.  With the exception of permeate to return ratios for purposes of returning treated water to the ground water caused by outputs through the reverse osmosis system that were not originally specified and scaling indices caused by improper chemical mixtures that were outside of the purview of our testing parameters.  According to our own test results, we found that the Sionix MWTS met our performance expectations in terms of effectively treating waste water for the particular conditions for which it was designed.

Commercial Customer – Wenning Poultry (2010)

In June, 2010 we were awarded our first commercial sale of a MWTS to Wenning Poultry, an egg production facility in the Midwest where we are integrating with an existing anaerobic digester.  Contaminated source water and poor feedstock has impaired methane production.  Utilizing our MWTS to remove these impairments and recycle water to the digester will improve the health and productivity of the bacteria colonies, increasing power output for expanded egg production and delivery of energy for resale.

Our customer is currently expanding from 600,000 laying hens to 1.1 million and from 300,000 pullets to 500,000.  Make-up water for the digester extracted from their on-site wells is contaminated with unhealthy levels of ammonia and other inhibitors impairing both the productivity and health of methane producing bacteria. Prior to our MWTS they maintained a remediation pond where the contaminated slurry was held.  Unfortunately, and not unexpectedly, the pond was not able to keep contaminates from leaching into their nearby wells.

The Sionix MWTS is able to remediate organic and inorganic contaminants consistent with international standards promulgated by the Food and Agricultural Organization (FAO) of the United Nations for the treatment of agricultural drainage water and recycle the treated water to the digester for continued use. This not only results in increased production and quality improvements but the diversification of revenue streams with renewable bio-fuel production.

Market Segments

The market for water recycling, reuse and treatment includes a broad array of commercial, industrial, agricultural, municipal and disaster relief applications.  Market statistics are substantial relative to the size, breadth and complexity of the water management issues facing the world today.  According to industry data, it is estimated that 1.1 billion people in the world do not have safe drinking water.  There is significant market potential in Asian, Africa, and Latin American countries, where the quality of drinking water has been found to be severely deficient in several regions.

In the United States, we plan to target the established base of small to medium water providers, as well as industrial users (such as the dairy industry, meat and poultry producers, cruise ship operators, food and beverage processors, pharmaceuticals, cooling tower manufacturers and oil and gas producers) and disaster relief agencies with a need for a clean and consistent water supply.  Outside the United States, we plan to market principally to local water systems and international relief organizations.

Our marketing efforts emphasize that our products are easily expandable and upgradable; for example, adding ozone and microfiltration equipment to a DAF unit is similar to adding a new hard drive to a personal computer.  Each piece of equipment comes with state-of-the-art telemetry and wet-chemistry monitoring that expands as the system does.  We plan to provide lease financing for all of our products, not only making it easy for a customer to acquire the equipment, but also guaranteeing that the customer will always have access to any refinements and improvements made to the product.

Pilot study requirements and potential adverse environmental effects can generally be more easily addressed with our prepackaged plant approach.  Our initial approach to the market place is to supply the best of practice process for the largest number of water types encountered.  The following is a brief description of targeted applications and types of customers we intend to market to:

Domestic Water Utilities.  There are over 200,000 public water systems in the United States.  The great majority of these are considered small to medium-sized public water systems, which support populations of fewer than 10,000 people.  We believe that the Sionix MWTS can provide a comprehensive solution for these utilities.  It occupies a small footprint and is self-contained and portable.  Equally important, in most cases, it does not require costly and time-consuming environmental studies.

Agribusinesses.  Treatment of agricultural wastewater is segregated into three categories:  (i) food processing, (ii) animal waste (feed lots) and (iii) crop runoff pollution.  Within the food processing industry there are several subsets, including (i) produce, (ii) meat processing, (iii) egg production, and (iv) dairy operations. Crop runoff pollution is the result of planting, cultivating, fertilizing, weed and pest control, and harvesting on the farm.  (Runoff is caused by rain and irrigation.)  Food processing involves treatment of animal waste pre-slaughter in the case of feeder cattle, hogs, and poultry.  It also involves post harvest treatment of produce either for fresh delivery or for preservation by canning and/or freezing operations.

With respect to animal waste products, the Sionix MWTS is utilized in collaboration with bio-digesters, either aerobic or anaerobic, where the by-products of biological processing results in the elimination of solids (aerobic) or the production of alternative energy (anaerobic).  In these operations, the health and productivity of the bacteria consuming these animal wastes is dependent upon:  (i) water that has been treated to eliminate inhibitors such as ammonia, sulfur, phosphates, and others that impair production of methane gas, and (ii) carbon and high fiber feedstock to maintain both the quality and volume of methane production.  Particularly noxious among the inhibiters is ammonia, a common derivative of animal and human waste products.  Well water that provides make up water for these digesters is frequently contaminated with inhibiters, and in many cases where a well is located in the vicinity of a waste slurry, it is not uncommon that ammonia leaching from a slurry pit has migrated to the well water, compounding an already difficult task remediating the inhibiter.

Oil and Gas Producers and Drillers.  There are over 450,000 gas-producing wells in the US alone, resulting in millions of gallons of highly polluted waste water daily.  Over 200,000 new wells are proposed.

●
Hydraulic Fracturing or Frac'ing is a means of natural gas extraction employed in deep natural gas well drilling.  Once a well is drilled, water, sand and proprietary chemicals are injected under high pressure into the well.  The pressure fractures the shale and props open fissures that enable natural gas to flow more freely out of the well.

●	Over 80,000 lbs of chemicals are injected into the earth’s crust for each well that is drilled.

●	Upwards of 70% of all Frac'ing Fluid remains in the ground and is not biodegradable.

●
Researchers believe that over 65 of the compounds used for Frac'ing are hazardous for human health.  Drilling emits Nitric Oxide, and Volatile Organic Compounds (VOC), resulting in destructive surface smog.

●	Frac'ing Fluid for an average well creates up to 3 to 5 million gallons of hazardous waste H2O including carcinogens such as benzene, and high salt content.

•	The waste water that is retrieved from the fissure is called flowback water.

●	After the well is completed and producing, the well will generate production water throughout its life span. Each well will produce an average of 110 barrels (4620 gallons) of production water a day.

●
Both flowback water and production water has to be properly disposed of under EPA guidelines.   Currently, most of that water is hauled away by transport trucks to treatment facilities or injected into deep disposal wells.  The water is not treated before disposal.  The concern is that this highly polluted water will migrate into existing aquifer, resulting in a reduction of existing groundwater and potential contamination of subsurface aquifers.  Continued storage dilution and land application of high content salt water is also an on-going problem.

The Sionix MWTS can treat approximately 9,500 barrels of water a day or approximately 400,000 gallons, at an operating cost of less than $0.25/1000 gallons, or less than $100.00/day, for its total water salvaging and refinement output.  By comparison, the cost of recycling one plastic bag is $0.17.  Our dissolved air flotation ("DAF") technique removes 99.9% of all organic contaminates, and most inorganics, with the balance precipitated or oxidized through our integrated media and carbon filtration system.  De-salination equipment can be attached to remove salt and TDS content from the production water for recirculation and ultimately allowing discharge back into the watershed.  The MWTSs are portable, sealed, standard ISO container sized units that are fully integrated, energy efficient, and can be remotely operated through our satellite/cellular telemetry controls.  Maintenance and technical support are available.

To characterize treatment of Frac'd water as an ideal application environment for the Sionix MWTS is an accurate statement; however, under current regulatory conditions this market remains elusive.  Until such time as the regulatory environment is stabilized between regulatory authorities and jurisdictions, this market will not develop at the rate of growth that many have predicted.  The regulatory condition is further complicated by the lack of authoritative science on the shale formations where untold resources of natural gas lay trapped.  Within any given shale formation the hydrological, geological and chemical conditions are so diverse and unpredictable that responsible treatment conditions cannot with any degree of certainty be established and responsibly regulated.  When the regulatory and scientific environment stabilize, Sionix believes it will play a significant role in the further development of this market which could ultimately contribute to freeing our nation of its dependence on foreign sources of energy, not to mention eliminating the significant threats of environmental disasters occasioned by irresponsible drilling in sensitive areas and transportation of toxic by-products across threatened communities in our heartland.

Food and Beverage Producers.  The production of beer and wine, soft drinks, and food products require water of a specific purity that must be controlled and monitored as part of the production process. The food service industry has an increasing need for consistent global product quality. Food service includes water used for fountain beverages, steam ovens, coffee and tea.

Healthcare Organizations.  Hospitals discharge wastewater containing chemicals and microbial agents into municipal wastewater treatment facilities where many of the contaminants are resistant to normal wastewater treatment, representing a significant treatment challenge compared to standard domestic sewage.  While it is difficult to distinguish between pharmaceuticals originating from hospitals and households connected to municipal sewer systems, for substances such as iodinated X-ray contrast media and other pathogens, hospitals constitute the exclusive source of emission.  Many of the pharmaceutical contaminants end up in surface waters where they can adversely impact aquatic ecosystems and interfere with the food chain.  In particular, multi-resistant microbial strains and hormones migrating from surface to drinking water sources are suspected causes of the spread of antibiotic resistance.

Wastewater and Sewage Treatment Facilities.  Municipal Sewage treatment is the process of removing contaminants from wastewater originating from household, industrial, healthcare and commercial sewage.  It includes physical, chemical, and biological processes to remove physical, chemical and biological contaminants to produce a waste stream (treated effluent) and a solid waste or sludge suitable for discharge or reuse back into the environment.  This material is often inadvertently contaminated with many toxic organic and inorganic compounds.

The Clean Water Act of 1972 and its subsequent amendments and regulations police the release of contaminants into our country's water sheds.  Over 75% of the nation's population is served by centralized wastewater collection and treatment systems.  According to the U.S. Environmental Protection Agency, the key challenges confronting municipal wastewater treatment facilities are:

●	Many wastewater treatment and collection facilities are old and dated, require further improvement, repair or replacement to maintain their useful life;

●	Contaminants are far more complex that those many of the current treatment plants were designed to remediate;

●	Population growth and industrial/commercial diversity are taxing existing wastewater treatment plants creating a need for new plants and more efficient technology;

●	Farm runoff and increasing urbanization provide additional sources of pollution not controlled by wastewater treatment; and

●
Current treatment systems consolidate wastewater from households, local healthcare facilities and hospitals, and industry presenting additional challenges to municipal treatment systems and post treatment discharges containing dangerous microbial contaminants.

Many of our current municipal wastewater treatment systems are functionally outdated and subject to increasing regulatory demands to meet even minimal discharge standards.  Given stressful economic conditions, decreasing tax revenues, and rebellious taxpayers many communities are persistently non-compliant with even the most relaxed treatment and discharge standards causing unacceptable physical, biological and chemical contaminants to be discharged into our ground water supplies causing unacceptable risks to our communities and their unsuspecting citizens.

Developing Countries.  In addition to the domestic market, fast spreading urbanization in third-world countries has created a growing demand for public water systems.  Most of the fatal waterborne illnesses occur in these third world or developing countries.  Industrial and agricultural contamination of water supplies is epidemic because environmental controls are neither adequate nor well enforced.  Moreover, in the smaller villages and tribal regions of certain third world countries where water supplies are frequently contaminated by raw sewage, the Sionix MWTS could be a low cost alternative to fixed systems where water output is less than 400,000 gallons a day

Emergency Relief Organizations.  During natural disasters such as earthquakes, floods, hurricanes, and tornadoes, it is the role of the National Guard and the Federal Emergency Management Agency to assist local authorities with emergency services.  Damage to local utilities can disrupt the drinking water supply and cause the failure of wastewater (sewage) treatment plants.  The Mobile Water Treatment System can help address both of these problems.  The system is completely self-contained, can be easily transported from place to place, is highly efficient, and can be equipped with its own power package.

Desalination Plants.  Reverse Osmosis (RO) or ion-exchange is one of the most widely used methods of desalinization available today.   RO desalinization systems requires pre-filtration to reduce clogging of the filter membrane by organic matter.  Placed in front of an RO filter unit in a desalinization system, the Sionix MWTS is expected to greatly lengthen the time between costly back-flushes and prolong the life of the RO filters, which would enhance the cost-effectiveness of desalination processes.

Marketing and Sales Plan

We plan to market and sell our MWTS through participation in a number of vertical market oriented industry groups, including selected advertising in specialized publications, trade shows, and direct mail.  Initially we intend to utilize in-house marketing in conjunction with outsourced marketing consultants and national and international distributorships and agency relationships, both exclusive and non-exclusive in nature.

Patents

We hold 9 U.S. patents on technology related to water treatment. Three additional patent applications have been filed as of March 3, 2011 related to our process of bubble generation.  Patents covering various aspects of our Mobile Water Treatment Unit (MWTU), which forms a part of our MWTS, will remain in force until 2023.

Competition

We estimate that we have hundreds of potential competitors - DAF itself has been around approximately 100 years.  However, due to the economic barriers created by the investment necessary to tool a manufacturing facility and employ the personnel necessary to develop and sell equipment, competition in the water treatment and filtration industry may grow slowly.   Our MWTS must compete with water treatment equipment produced by companies that are more established than we are and have significantly greater resources than we have, such as General Electric Co., Siemens Water Technologies, US Filter, Veolia Environnement, and Cuno Incorporated.  We also compete with large architectural/engineering firms that design and build water treatment plants and wastewater facilities and with producers of new technologies for water filtration.  Competitive factors include system effectiveness, operational cost and practicality of application, pilot study requirements and potential adverse environmental effects.  We note that competition in our industry is not based solely on price – water purification, filtration and recycling solutions tend to be highly customized and designed to the customer’s specifications, and thus a wide range of considerations determine the competitiveness of the products and solutions of participants in our industry.   In competing in this marketplace, we must also address the conservative nature of public water agencies and fiscal constraints on the installation of new systems and technologies.  Currently we do not represent a significant presence in the water treatment industry.

Regulatory Matters

Process water treatment plants and wastewater plants must comply with clean water standards set by the Environmental Protection Agency under the authority of the Clean Water Act and standards set by states and local communities.  In many jurisdictions, including the United States, because process water treatment facilities and wastewater treatment systems require permits from environmental regulatory agencies, delays in permitting could cause delays in construction or usage of the systems by prospective customers.

In 1974, the U.S. Safe Water Drinking Act was passed.  It empowered the EPA to set maximum levels of contamination allowable for health-threatening microbes, chemicals, and other substances which could find their way into drinking water systems, and gave the agency the power to delegate enforcement.

By 1986, Congress was dissatisfied with the speed with which the EPA was regulating and enforcing contaminant limits.  The SDWA revision that year set rigid timetables for establishing new standards and ordered water systems to monitor their supplies for many substances not yet regulated by EPA standards.

Additionally, it limited polluting activities near public groundwater wells used as drinking water sources - an acknowledgment of the growing threat to underground water supplies.  It named 83 contaminants and set out a program for adding 25 more every 3 years, as well as specifying the “best available technology” for treating each contaminant.

The timetable for imposing these regulations was rigid and tended to treat all contaminants as equally dangerous, regardless of relative risk. The cost to water districts for monitoring compliance became a significant burden, especially to small or medium-sized districts. The 1986 law authorized the EPA to cover 75 percent of state administrative costs, but in actuality, only about 35 percent was funded.

Congress updated the SDWA again in 1996, improving on the existing regulations in two significant ways. First, they changed the focus of contaminant regulations to reflect the risk of adverse health effects, the rate of occurrence of the contaminant in public water systems, and the estimated reduction in health risk resulting from regulation. Along with this, a thorough cost-benefit analysis must be performed by the EPA, with public health protection the primary basis for determining the level at which drinking water standards are set. Second, states were given greater flexibility to implement the standards while arriving at the same level of public health protection. In addition, a revolving loan fund was established to help districts build necessary improvements to their systems.

An additional bill, the Fracturing Responsibility and Awareness of Chemicals (FRAC) Act of 2009 amending the SDWA would require energy companies to disclose which chemicals are being used in the frac-ing fluid, which many believe are a source of contamination to our water sources.  Considerable resistance to the proposed bill has been registered by the energy companies, many of which claim that the composition of the frac-ing fluid is a trade secret.

While Sionix is sensitive to matters of excessive or unreasonable regulatory oversight, the lack of consistent treatment standards, development of micron and sub-micron measurement technologies, and jurisdictional irregularities have compounded an unfortunate paucity of self regulation.  We believe that on the whole, growth of reasoned and responsible regulatory standards tend to enhance rather than detract from sales/marketing opportunities for Sionix.

Research and Development

Research and development expenses for the quarter ended December 31, 2010 were $81,627, for the year ended September 30, 2010 were $360,982 and for the year ended September 30, 2009 were $761,440.  Research and development consists of additional modifications to the MWTS based on the varying water conditions experienced by the Company’s customers and prospective customers, and adjustments to unit functionality based on testing results.  We capitalize development costs in accordance with GAAP. All other costs, including salaries and wages of employees included in research and development, have been expensed as incurred.

Use of Capital

Sionix has deployed its capital to fund ongoing operations and development of our technology. This has included the completion of certain control system designs for our MWTS, and detailed electronic drawings that allow for the building of our units by sub-contract manufacturers.  As well, we continue to employ individuals who install, operate and train customers in the operation of our MWTS.

Additionally, we have begun a sales program to present our product and solutions to potential customers in a variety of markets. To support these sales efforts we must fund the development of sales literature, technical data, and the wages and travel costs for those employees who are conducting the sales efforts.  Also, we have on-going administration costs related to being a public reporting company.

Lastly, as a growing company from time to time we may require additional capital to support cash flow requirements as we build and sell our MWTS’.

Manufacturing and Raw Materials

Sionix sub-contracts the manufacture of our MWTU through a series of location-based service providers who manufacture and assemble in accordance with our specifications and design requirements. We determined in December, 2009 that it was not cost-effective or necessary for quality management to maintain our own manufacturing operation, and closed our facility in the Anaheim, CA.  Our sub-contracting arrangements are anticipated to cover various international geographic regions, with a single contract manufacturer for the North American continent. The materials used in the production of the Sionix products are easily obtainable from a variety of suppliers.

Engineering and Design

In March, 2010 we announced our strategic alliance agreement with Pacific Advanced Civil Engineering, Inc. (PACE), an advanced water engineering firm headquartered in Fountain Valley, CA.  PACE has over 35 years of experience in all phases of water remediation, large and small, including storm water management, river engineering, floodplain mapping, watershed analysis and planning, GIS water resource applications, water quality assessment, water and wastewater treatment, potable water storage and distribution, and lake systems.  Under this agreement, PACE has provided continuous engineering oversight of our application specific MWTU and MWTS.

We have also entered into an exclusive services agreement with PERC Water Corporation (PERC), a water recycling and water asset management company headquartered in Costa Mesa, California.  Under the agreement, PERC has the exclusive right to supply logic controls, including the software, hardware, firmware, panels and networks, including Ethernet, Wi-Fi and/or satellite based telemetry.  Johan Perslow, the founder of both PACE and PERC joined the Board of Directors of Sionix in June, 2010.

Our arrangement with PACE is that they are to receive a fee of 3% of the revenue earned from the sale of a MWTS for their services on a per customer basis. Should we require additional services from PACE it will be charged either on a per-hour or fixed price basis. Our arrangement with PERC is on a per installation basis.

We anticipate that these relationships will help us to validate the efficacy of our technology.  We also believe that these relationships expose us to a potentially broader range of application opportunities, and types of customers.

Employees

We have seven full-time employees as of the date of this prospectus, none of whom are covered by any collective bargaining agreement. We consider the relationships with our employees to be good.

Source of Revenue

All of our revenue has historically originated from within the U.S.

Properties and Long-Lived Assets

We do not own any physical properties or long-lived assets that are material to our business.

Legal Proceedings

Other than as noted below, we are not a party to any pending legal proceedings and, to our knowledge, none of our officers, directors or principal shareholders are party to any legal proceeding in which they have an interest adverse to us.

On January 14, 2011 the Company settled all claims with an attorney who previously represented Sionix, Robert J. Zepfel of Haddan & Zepfel, who filed a Complaint in the Superior Court of California, County of Orange (assigned Case No. 30-2010-00333941). Mr. Zepfel alleged claims for breach of contract and sought money damages. Mr. Zepfel's Complaint focused upon a fee agreement entered into July 2003. Mr. Zepfel claimed that as of the filing date $96,896 was due in fees, interest and penalties for non-payment. The Company and Mr. Zepfel settled the claim for $80,000 to be paid out over a period of approximately 10 months from the date of settlement. However, as of the date of this filing the Company has not made the agreed upon payment due February 7, 2011 due to a lack of available cash.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.  In addition to the historical financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses for each period.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns, and recoverability of long-term assets.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

Inventory

Inventory is stated at the lower of cost or market, with cost generally determined on a first-in, first-out basis. Management utilizes specific product identification, historical product demand, and comparison of inventory costs to market value as the basis for determining the need for an excess or obsolete inventory reserve. Changes in market conditions, lower than expected customer demand, or changes in technology or features are also considered by management in determining whether an allowance for obsolete inventory is required. As of December 31, 2010, September 30, 2010, and September 30, 2009, management believes that no such reserve is required.

Property and Equipment

Property and equipment is stated at cost. The cost of additions and improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of the assets, ranging from 3 to 5 years.

Accrued Derivative Liabilities

The Company applies ASC Topic 815, “Derivatives and Hedging,” which provides a two-step model to determine whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for equity treatment. In the first and second quarter of the fiscal year ending September 30, 2010, liability accounting was triggered for the Company as there were insufficient shares to fulfill all potential conversions. The Company determined which instruments or embedded features required liability accounting and recorded the fair values as an accrued derivative liability. The changes in the values of the accrued derivative liabilities are shown in the accompanying income statements as “gain (loss) on change in fair value of warrant and option liability” and “gain (loss) on change in fair value of beneficial conversion liability.”

During the year ended September 30, 2010, the Company determined that there were embedded derivatives in certain convertible notes payable. The change in fair value of these embedded derivatives are shown in the accompanying income statements as “gain (loss) on change in fair value of derivative liability.”

Fair Value Measurements

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and short-term debt, the carrying amounts approximate fair value due to their short maturities.  In addition, the Company has short-term debt with investors. The carrying amounts of the short-term liabilities approximate their fair value based on current rates for instruments with similar characteristics.

ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures.  The carrying amounts reported in the balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC Topic 480, “Distinguishing Liabilities from Equity,” and ASC Topic 815.

The Company’s warrant and option liability is carried at fair value totaling $0, $0, and $7,937,620 as of December 31, 2010, September 30, 2010 and September 30, 2009, respectively.  The Company’s beneficial conversion liability is carried at fair value totaling $0, $0, and $2,001,143 as of December 31, 2010, September 30, 2010, and September 30, 2009, respectively.  The Company used Level 2 inputs for its valuation methodology for the warrant and option liability and beneficial conversion liability as their fair values were determined by using the Black-Scholes option pricing model based on various assumptions.

	Fair Value as of September 30, 2009	Fair Value Measurements at September 30, 2009 Using Fair Value Hierarchy
Liabilities		Level 1	Level 2	Level 3
Warrant and option liability	$7,937,620	-	$7,937,620	-
Conversion option liability	2,001,143	-	2,001,143	-
Total accrued derivative liabilities	$9,938,763	-	$9,938,763	-

The Company recognized a gain (loss) on the fair value of the warrant and option liability of $4,359,957 and ($631,781) for the years ended September 30, 2010 and 2009, respectively. The Company recognized a gain on the change in fair value of the beneficial conversion liability of $959,985 and $8,471,003 for the years ended September 30, 2010 and 2009, respectively.

The Company recognized a gain on the fair value of the warrant and option liability of $0 and $4,006,604 for the three months ended December 31, 2010 and 2009, respectively. The Company recognized a gain on the change in fair value of the beneficial conversion liability of $0 and $866,390 for the three months ended December 31, 2010 and 2009, respectively.

The warrant and option liability and the beneficial conversion liability were both eliminated in March 2010 as the Company increased its authorized shares of common stock.

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC Topic 825.

Advertising

The cost of advertising is expensed as incurred, and included in sales and marketing expense. Total advertising costs were $8,000 and $0 for the years ending September 30, 2010 and 2009, respectively.  Total advertising costs were $9,972 and $0 for the three months ending December 31, 2010 and 2009, respectively.

Revenue Recognition

Revenues from product sales are recorded when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the Company's price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured. The Company's policy is to report its sales levels on a net revenue basis, with net revenues being computed by deducting from gross revenues the amount of actual sales returns and the amount of reserves established for anticipated sales returns.

The Company's policy for shipping and handling costs, billed to customers, is to include it in revenue in accordance with ASC Topic 605, “Revenue Recognition,” which requires that all shipping and handling billed to customers should be recorded as revenue. Accordingly, the Company records its shipping and handling amounts within net sales and operating expenses.

Deferred revenue, amounting to $ 619,832, $300,000, and $1,620,000 at December 31, 2010, September 30, 2010, and September 30, 2009 respectively, represents advance billings and/or customer deposits on products for which revenue recognition criteria have not yet been met.

Research and Development

The cost of research and development is expensed as incurred. Total research and development costs were $360,982 and $761,440 for the years ended September 30, 2010 and 2009, respectively. Total research and development costs were $81,627 and $110,943 for the three months ended December 31, 2010 and 2009, respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, “Income Taxes”. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC Topic 718, “Compensation - Stock Compensation.”  ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. Under ASC Topic 718, the Company’s volatility is based on the historical volatility of the Company’s stock or the expected volatility of similar companies. The expected life assumption is primarily based on historical exercise patterns and employee post-vesting termination behavior. The risk-free interest rate for the expected term of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Company uses the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options. Option-pricing models require the input of highly complex and subjective variables including the expected life of options granted and the Company’s expected stock price volatility over a period equal to or greater than the expected life of the options. Because changes in the subjective assumptions can materially affect the estimated value of the Company’s employee stock options, it is management’s opinion that the Black-Scholes option-pricing model may not provide an accurate measure of the fair value of the Company’s employee stock options. Although the fair value of employee stock options is determined in accordance with ASC Topic 718 using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

Earnings Per Share

Earnings per share is calculated in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic net income or loss per share is computed by dividing the net income or loss available to common stock holders by the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants that are deemed “in the money” are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Also, under this method, convertible notes are treated as if they were converted at the beginning of the period.  The following are reconciliations of the income (numerator) and number of shares (denominator) used in the basic and diluted earnings per share computations for the year ended September 30, 2010 and for the three months ended December 31, 2009. For all other periods presented, the aforementioned securities were determined to be anti-dilutive and the number of shares used to determine basic and diluted earnings per share were the same.

	For the Year Ended September 30, 2010
	Income(Numerator)	Weighted Average Number of Shares (Denominator)	Amount per Share
Basic Earnings Per Share
Income available to common stockholders	$3,403,167	156,785,125	$0.02

Effect of Dilutive Securities
Stock options	-	969,547
Warrants	-	-
Convertible Debt	744,851	29,535,774

Diluted earnings per share
Adjusted income available to common stockholders	$4,148,018	187,290,446	$0.02

	For the Three Months Ended December 31, 2009
	Income(Numerator)	Weighted Average Number of Shares (Denominator)	Amount per Share
Basic Earnings Per Share
Income common stockholders	$4,738,245	148,314,046	$0.03

Effect of Dilutive Securities
Adjustment – gain on “in the money” warrants	(781,360)	1,871,053
Adjustment – gain on debt conversions and interest, net	(848,803)	16,866,359

Diluted earnings per share
Adjusted income available to common stockholders	$3,108,082	167,051,458	$0.03

Contractual Obligations

At December 31, 2010, the duration and amounts of our significant contractual obligations were as follows:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Notes payable, related parties	$27,000	$-	$-	$-	$27,000
Convertible notes	1,459,073	-	-	-	1,459,073
Subordinated convertible notes	56,615	-	-	-	56,615
Total	$1,542,688	$-	$-	$-	$1,542,688

At September 30, 2010, the duration and amounts of our significant contractual obligations were as follows:

	Payments due by Period
	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Notes payable, related parties	$27,000	$-	$-	$-	$27,000
Convertible notes	1,470,776	-	-	-	1,470,776
Subordinated convertible notes	56,615	-	-	-	56,615
Total	$1,554,391	$-	$-	$-	$1,554,391

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements.  As part of our ongoing business, we do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Plan of Operation

During the next fiscal year we plan to continue marketing and selling our existing MWTS to potential domestic and international customers. We believe that we are now able to aggressively market our systems to a variety of private companies in several vertical markets including oil & gas, agriculture, manufacturing, health care and public water utilities.  The demonstration of our MWTS working at our existing customer location will serve as a sales tool and a model for possible applications and installations. Now that we have obtained initial financing, as planned we are engaging in selective sales and promotional activities in connection with the operation of the unit, including media exposure. If the unit continues to operate successfully, we believe we can receive orders for operating units.

We are also continuing to consider alternative product designs to accommodate the different needs we are uncovering during our sales efforts. To support this we maintain our relationship with PACE for engineering support.

RESULTS OF OPERATIONS

Three Months Ended December 31, 2010 Compared To Three Months Ended December 31, 2009

Revenues for the three months ended December 31, 2010 and 2009 were $0 for the period ended December 31, 2010 as compared to $1,620,000 for the period ended December 31, 2009 as the Company recognized the revenue from the sale of the MWTS to IWE. Revenue for the sale to Wenning Poultry has not yet been recognized.

The Company’s total operating expenses were $817,311 during the three months ended December 31, 2010, an increase of $446,744 or 121%, as compared to $370,567 for the three months ended December 31, 2009.  General and administrative expenses were $649,610 during the three months ended December 31, 2010, an increase of $396,855 or 157%, as compared to $252,755 for the three months ended December 31, 2009.  The increase in general and administrative expenses was due to increased wages and stock-related compensation related to new management personnel. Sales and marketing expenses of $84,270 for the three months ended December 31, 2010 (compared to zero for the prior period) are related to payment to certain vendors for sales support, as well as travel and related expenses. Research and development expenses were $81,627 during the three months ended December 31, 2010, a decrease of $29,316 or 26.4%, as compared to $110,943 for the three months ended December 31, 2009.  The decrease is due to the focus on sales and marketing since the current product is fully designed and functional. The Company also incurred interest costs related to our various notes in the amount of $105,192; this is an increase of $21,182 from the prior period when we reported interest costs of $84,010. Normal operations were limited by the lack of available cash from normal operations.

Year Ended September 30, 2010 Compared To Year Ended September 30, 2009

Revenue.  The Company recognized $1,620,000 in revenue for the fiscal year ended September 30, 2010 from the sale of a MWTS, in the same period for 2009 it had no revenue.  The recognition of this revenue was the first in the Company’s history. The Company also incurred costs of $1,093,748 related to that sale, or 67.5% of revenue. The Company believes that the costs associated with the installation of this first commercial unit (the IWE unit) were high due to one-time costs associated with the Company’s first installation. During the year ended September 30, 2010 the Company received an order and deposit for another MWTS, revenue from this order (the Wenning Poultry unit) has not yet been recognized because the installation of the unit was not completed as of September 30, 2010.

Operating Expense.  The Company incurred operating expenses of $2,306,745 during the fiscal year ended September 30, 2010, a decrease of $219,498 as compared to $2,526,243 for the fiscal year ended September 30, 2009.  General and administrative expenses were $1,680,436 for the period ended September 30, 2010, a decrease of $55,923 over the prior period. The decrease in general and administrative expenses resulted primarily from the closing of the Anaheim facility. Sales and Marketing costs were $247,042 for the period ended September 30, 2010 compared with no expenses for this category in 2009. This is due to new management’s focus on and attention to the sale of MWTS to a variety of potential customers. Research and development expenses of $360,982 during the fiscal year ended September 30, 2010, a decrease of $400,458, as compared to $761,440 for the fiscal year ended September 30, 2009, also contributed to the decrease in operating expenses.  The decrease in Research and Development costs were due to the completion of the design of the MWTS and the subsequent focus on Sales and Marketing.

Other Income.  Other income (expense) totaled $5,072,763 during the fiscal year ended September 30, 2010, a decrease of $2,482,478 from the period ended September 30, 2009. This difference is due mainly to the decrease in the amount of $2,524,468 in the gains associated with fair value of derivative liabilities. The Company incurred interest expense of $902,209 during the fiscal year ended September 30, 2010, an increase of $609,515 as compared to $292,694 for the fiscal year ended September 30, 2009. The increase in interest expense was due primarily to the amortization of the beneficial conversion features discount and warrant discount of the convertible debt securities during the fiscal year ended September 30, 2010.

During the fiscal year ended September 30, 2010, the Company recorded a gain on settlement of debt of $731,137 compared to a gain of $3,616 for the prior year. This gain is due to the Company’s settling numerous liabilities from prior years on favorable terms.

Year Ended September 30, 2009 Compared to the Year Ended September 30, 2008

The Company had no revenue for the fiscal years ended September 30, 2009 or 2008.  The Company received an order and deposit for one water treatment system during the 2008 fiscal year, revenue from this order has not been recognized because the installation of the units was not completed as of September 30, 2009.

The Company incurred operating expenses of $2,526,243 during the fiscal year ended September 30, 2009, a decrease of $6,089,590 as compared to $8,615,833 for the fiscal year ended September 30, 2008.  General and administrative expenses were $1,736,359 for the period ended September 30, 2009, a decrease of $5,793,271 over the prior period. The decrease in general and administrative expenses resulted primarily from options and warrants issued to employees and consultants which in fiscal 2008 represented a charge of approximately $5,0000,000, however in fiscal 2009 the charge was approximately $100,000. Research and development expenses of $761,440 during the fiscal year ended September 30, 2009, a decrease of $299,493, as compared to $1,060,933 for the fiscal year ended September 30, 2008, also contributed to the decrease in operating expenses.

The decrease in research and development expenses resulted primarily from a reduction of personnel costs.  We reduced the number of our employees due to limited cash resources.

Other income (expense) totaled $7,555,241 during the fiscal year ended September 30, 2009. This was a substantial decrease from the prior period where the Company reported income of $24,167,124. This difference is due mainly to the decrease in the amount of $17,821,584 in the fair value of the option and warrant liability in fiscal 2009. The Company earned interest income of $3,962 during the fiscal year ended September 30, 2009, as compared to $7,830 during the fiscal year ended September 30, 2008.  The decrease of $3,868 is due to reduced cash deposits. The Company incurred interest expense of $292,694 during the fiscal year ended September 30, 2009, a decrease of $829,494 as compared to $1,122,188 for the fiscal year ended September 30, 2008. The decrease in interest expense was due primarily to the conversion of certain debt securities to common stock, and the amortization of the beneficial conversion features discount and warrant discount of the convertible debt securities during the fiscal year ended September 30, 2008.

During the fiscal year ended September 30, 2008, the Company recorded a loss on settlement of debt and loss on lease termination of $254,309 and $125,015, respectively. There was a gain of $3,616 on settlements during the fiscal year ended September 30, 2009.

Liquidity and Capital Resources

The Company had cash and cash equivalents of $23,084, $22,982 and $1,220,588 at September 30, 2010, 2009 and 2008, respectively.  At December 31, 2010, the Company had cash and cash equivalents of $152,996.  The Company’s source of liquidity has been loans, the sale of its securities and deposits received from orders from the sale of MWTS’. The Company expects to receive additional orders for MWTS but if it does not receive additional orders or if these orders do not satisfy its capital needs, the Company expects to continue to sell its securities or obtain loans to meet its capital requirements.  The Company has no binding commitments for financing and, with the exception of the orders it received during the 2010 fiscal year, no additional orders for the sale of its products.  There can be no assurance that sales of the Company’s securities or of its MWTS, if such sales occur, will provide sufficient capital for its operations or that the Company will not encounter unforeseen difficulties that may deplete its capital resources more rapidly than anticipated. As of September 30, 2010, a total of approximately $1,666,000 in principal amount of certain promissory notes issued by the Company, plus accrued interest, were due.  The Company has not yet paid the notes and no demand for payment has been made.

Operating Activities

During the three months ended December 31, 2010, the Company used $427,961 of cash in operating activities. Non-cash adjustments included $1,804 for depreciation, $58,695 for the amortization of beneficial conversion feature and debt discounts, $619,019 for share-based payments to consultants and employees, and $65,710 for a loss on settlement of debt. Cash provided by operating activities included $319,832 in deferred revenue and $151,114 in accounts payable. Cash used in operating activities included $121,571 in inventory, $73,919 in other current assets, and $223,611 in accrued expenses.

During the fiscal year ended September 30, 2010, the Company used $1,496,299 of cash in operating activities.  Non-cash adjustments included a cumulative $5,314,754 gain related to the change in fair value of derivative, warrant and option, and beneficial conversion liabilities, $571,461 related to the amortization of the beneficial conversion feature and debt discounts, a gain of $731,137 on the settlement of debt, $442,249 for employee stock-based compensation, $962,354 for consultant stock-based compensation, $45,919 for the impairment of fixed assets, and $18,285 for depreciation.  The Company reduced its Accounts Payable by $395,852 through settlement of debts and cash raised through the sale of securities. It also reduced its Accrued expenses by $388,963 through the settlement of debts using equity.

Although the Company was installing a MWTS as of September 30, 2010, it recorded a decrease of $490,300 in inventory because of cost savings in building the Wenning Poultry unit from the IWE unit.

During the fiscal year ended September 30, 2009, the Company used $1,852,060 of cash in operating activities.  Non-cash adjustments included $28,444 for depreciation, $198,351 for employee stock-based compensation, $238,244 for consultant stock-based compensation, $135,625 in non-cash based financing costs, and $125,000 for the impairment of fixed assets.  The Company also recorded an increase of $1,069,460 in inventory. Cash provided by operating activities included $475,954 in accounts payable, $510,038 in accrued liabilities, and $360,000 in customer deposits.

Investing Activities

During the three months ended December 31, 2010, the Company acquired property and equipment totaling $3,127, as compared to $0 during the three months ended December 31, 2009.

During the fiscal year ended September 30, 2010, the Company acquired property and equipment totaling $38,599 related to office operations, and also incurred a charge related to the impairment of assets related to the Anaheim operations.

During the fiscal year ended September 30, 2009, the Company acquired property and equipment totaling $5,546, as compared to $96,552 during the fiscal year ended September 30, 2008.

The Company does not have any material capital expenditures committed or planned as of this time.

Financing Activities

Financing activities provided $561,000 to the Company during the three months ended December 31, 2010 and related to net proceeds from the sale of common stock.  During the three months ended December 31, 2009, cash of $200,000 was provided by financing activities from borrowings.

Financing activities provided $1,535,000 to the Company during the fiscal year ended September 30, 2010. The Company received $545,000 in short-term notes payable and $990,000 through proceeds from the sale of common stock.

Financing activities provided $660,000 to the Company during the fiscal year ended September 30, 2009. The Company received $390,000 in short-term notes payable and $270,000 through proceeds from the sale of common stock.

Financing activities provided $2,251,779 to the Company during the fiscal year ended September 30, 2008. The Company received $1,425,000 in notes payable, and $750,000 from the issuance of stock. The Company made payments of $19,260 to an officer for a loan payable, $15,000 to a related party for loan payable, and $27,336 on an equity line of credit.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table identifies our current executive officers and directors.

Name	Age	Position	Director Since

James R. Currier	64	Chief Executive Officer and Chairman	December, 2009
David R. Wells	48	President, Chief Financial Officer and Director	December, 2009
James Alexander	70	Director	March, 2009
Frank Power	59	Director	March, 2009
William A. Retz	70	Director	June, 2010
Johan Perslow	67	Director	June, 2010

There are no family relationships between any of our directors or executive officers. Our directors serve until the next annual meeting of shareholders and until their successors are elected by our shareholders, or until the earlier of their death, retirement, resignation or removal. Our executive officers are appointed by our board of directors and serve at the board’s discretion. Except as described below, there is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

None of our directors or executive officers has, during the past five years, has

●
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time

●	been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding

●
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

●
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Business Experience

James R. Currier.  James R. Currier is the Chairman of the board of directors and Chief Executive Officer of Sionix Corporation. From July 2007 Mr. Currier has been the managing partner of a private company with interests in a bio-mass conversion technology involving the mechanical disaggregation of certain bio-wastes into energy and thermal feedstock, edible fiber, pure hydrogen, C5 sugars, and other recoverable elements contained in bio-wastes of high cellulosic and starch content (principally sugar cane bagasse). From January 2004 to December 2005 he was a founder and CFO of Fireaway LLC, a manufacturer of fire protection, suppression, and extinguishing systems using a revolutionary method of interrupting the chemical chain reaction inherent to fire without eliminating oxygen, heat, or the fuel elements of the fire triangle. In both positions, Currier was responsible for the acquisition and licensing of highly proprietary non-American based technologies and securing start-up financing. During the period from January 2006 to July 2007, Mr. Currier was retired.  Mr. Currier’s experience in acquiring and licensing technologies and in managing the operations of biotechnology companies led management to believe that he should serve as a director. Mr. Currier earned a BA in Political Science and Economics from Western Illinois University in 1973. Mr. Currier joined the Board due to his role as CEO, and his extensive work with international companies, his manufacturing experience, and his experience managing rapidly growing public companies.

David R. Wells.  David R. Wells is the President and Chief Financial Officer of Sionix Corporation and he serves on the board of directors. Prior to joining the Company, from December 2005 to September 2009 he was the CFO of Voyant International Corporation. Prior to joining Voyant, from July 2003 to October 2005 he served as VP Finance for PowerHouse Technologies Group, Inc. (now Migo Software, Inc.). Mr. Wells possesses over 20 years experience in finance, operations and administrative positions. While mainly focused on technology companies, he has also worked in supply-chain management, manufacturing and the professional services industry. He has experience working with auditors and regulatory agencies to rapidly address non-conforming situations and assisting companies who desire to increase their internal controls. Mr. Wells earned a BA in Finance and Entrepreneurship from Seattle Pacific University, and holds an MBA from Pepperdine University. Mr. Wells joined the Board due to his role as President and CFO, and his experience managing rapidly growing public companies.

James Alexander.  Mr. Alexander joined our board in March 2009. From January 1993 to the present, Mr. Alexander has been the General Manager of Alexander Energy, a Nevada general partnership.  Alexander Energy engages in the purchase and management of oil and gas resources, including exploration and production.  Mr. Alexander received a Bachelor of Business Administration from the University of Oklahoma. Mr. Alexander remains on our Board due to his history with the Company.

Frank Power.  Mr. Power joined our board in March 2009. Mr. Power is a 28-year veteran of the aerospace industry.  He has served in a number of executive positions with Sonfarrel Inc. beginning in 1981.  His background covers manufacturing management, operations, sales, and marketing.  He has managed millions of dollars in defense contracts with all of the Tier 1 defense contractors in the United States.  He is a Lean expert, Six Sigma, and an expert in continuous improvement methodology. Mr. Power joined and remains on our Board due to his extensive manufacturing experience, and his knowledge of the history of the Company.

Rear Admiral William A. Retz, USN (Ret).  Rear Admiral William “Bill” Retz joined our board in May 2010. Mr. Retz has been an independent consultant since 2005. Prior to that he has been employed by ARAMARK from 1996 to 1999, and was the Chief Executive Officer of NOFIRE Technologies from 2000 to 2005, a publicly traded company specializing in the manufacture of fire retardant coatings and engineered products.  Mr. Retz began his career in the United States Navy where he served for over 32 years as a Surface Warfare Officer, and earned the rank of Rear Admiral prior to his departure in 1995. His experience included commands at sea at the ship (USS Stump DD978), squadron (DESRON 22) and group (SURFGRUMIDPAC) level.  Ashore he worked predominately in the area of personnel/manpower management where he was a proven specialist and included two flag tours at the Bureau level.  He served with the river patrol forces in Vietnam, the amphibious forces during the 1973 Middle East crisis and in the Persian Gulf.  Mr. Retz joined our Board due to his experience with rapidly growing public companies, his experience and relationships within the government.

Johan Perslow.  Mr. Perslow joined our board in May 2010. Since 1980 Johan Perslow has founded and remains a key executive of three businesses: PACE, PERC, and Pacific Aquascape.  He is a leading engineer in the water resources industry, a businessman, and an inventor.  Mr. Perslow has been the principal designer, consultant, and construction manager for more than 800 state-of-the-art water-resource projects including recycled water systems, natural-based stormwater management and flood control systems, lake and pumping systems, irrigation-optimization systems, and tertiary water reclamation facilities.  He has also been involved with the structural design of numerous interstate highway bridges and other complex structures such as a replacement design proposal for the World Trade Center in New York City. Mr. Perslow joined our Board due to his extensive experience in water management, treatment, solution engineering and design, and due to his successes in building and growing several companies.

Executive Compensation

In fiscal 2010 and 2011 the board of directors granted stock options to the executive officers as set forth below in “Grants of Plan-Based Awards.”

Severance and change of control arrangements. Pursuant to their employment agreements, the term of employment for our Chief Executive Officer and our President and Chief Financial Officer extends through December 31, 2013. As well these contracts provide for a six (6) month notice period for termination of the contract if notice is provided after July 1, 2012.  The employment agreements with our Chief Executive Officer and our President and Chief Financial Officer also provide for accelerated vesting of the executive’s then outstanding stock options in the event the executive is terminated by us without cause, is constructively terminated, or following a change of control. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change of control and to allow them to focus on the value of strategic alternatives to shareholders without concern for the impact on their continued employment, as each of their offices is at heightened risk of turnover in the event of a change of control.

Employee benefits.  Our executive officers receive the same benefits available to our employees generally. These include participation, sometimes at the employee’s expense, in health, dental, group life and disability insurance plans. The type and extent of benefits offered are intended to be competitive within our industry.

Compensation Policies and Practices Regarding Risk Management

In fulfilling its oversight responsibilities, the Board of Directors believes that our compensation policies and practices provide proper incentive to guide executive management, and do not motivate imprudent risk taking. Specifically, the Board of Directors reviewed Sionix’ compensation programs and determined that it has the following characteristics which the Board believes guards against excessive risk-taking:

●	Our stock-based incentive compensation is designed to reward executives based on creating and sustaining shareholder value, that encourage them to work towards longer-term Company goals;

●	We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value; and

●	Our compensation awards are set and awarded at reasonable levels, in accordance with our economic position and prospects, as well as the compensation offered by comparable companies.

Tabular Disclosure Regarding Executive Compensation

The following table reflects all compensation awarded to or earned by our Chief Executive Officer, our two most highly compensated officers other than the Chief Executive Officer and any other individuals who are no longer serving, but who did serve, as an officer during the last two completed fiscal years.

SUMMARY COMPENSATION TABLE

The following table and discussion sets forth information with respect to all compensation awarded to, earned by or paid to our chief executive officer and up to two of our executive officers whose annual salary and bonus exceeded $100,000 during our last two completed fiscal years (collectively referred to in this discussion as the “named executive officers”).  Rodney Anderson resigned as our Chief Executive Officer on December 16, 2009 and Robert Hasson resigned as our Chief Financial Officer on December 16, 2009.

Name/					Warrant/	Non-Equity	Non-Qualified
Principal				Stock	Option	Incentive Plan	Deferred
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Other	Total

James R. Currier	2010	$142,500	$20,000	$-	$111,038	$-	$-	$6,000	$168,500	(1)
Chief Executive Officer	2009	-	-	-	-	-	-	-	-

David R. Wells	2010	157,500	20,000	-	111,038	-	-	6,000	183,500	(1)
President and Chief Financial Officer	2009	-	-	-	-	-	-	-	-

James J. Houtz	2010	-	-	-	-	-	-	-	-
Former Chief Executive Officer	2009	37,500	-	-	-	-	-	6,325	-	(2)
President

Rodney Anderson	2010	-	-	-	-	-	-	-	-
Former Interim Chief Financial Officer, and Chief Executive Officer and President	2009	64,458	-	-	31,385	-	-	-	95,843	(3)(4a)(4b)

Robert Hasson	2010	-	-	-	-	-	-	-	-
Former Interim Chief Financial Officer	2009	69,416	-	-	21,795	-	-	7,161	98,372	(4b)(5a)(5b)

(1)	Other compensation is for automobile allowance.
(2)	James Houtz was terminated as Chief Executive Officer and President on February 26, 2009. There were salary payments subsequent to the resignation.
(3)
Rodney Anderson was Interim Chief Financial Officer from October 15, 2008 to February 26, 2009. He was appointed as Interim Chief Executive Officer effective February 26, 2009. His resignation as CEO was effective December 16, 2009.

(4a)	Salary includes accrued wages of $2,500.
(4b)	The value of the stock options vested.
(5)	Robert Hasson was appointed as Interim Chief Financial Officer on March 11, 2009, and resigned as of December 16, 2009.
(5a)	Salary includes accrued wages of $2,693.
(5b)	Other compensation is for medical reimbursement.

We have had limited cash resources to pay the full salaries to our executive officers as they have come due.  On occasion, in lieu of cash, we have paid our executive officers with awards of stock options.  For this purpose, in April 2001 we adopted our 2001 Executive Officers Stock Plan (see “Securities Authorized for Issuance under Equity Compensation Plans”).  During 2009, we paid $61,958 in salary to Mr. Anderson and accrued $2,500. As of September 30, 2010 all officers and employees were paid in cash all accrued wages due to them through that date.

During the year ended September 30, 2010 we have implemented a compensation program for our employees consisting of base salary, cash bonuses and awards of stock options or restricted stock.  We believe that a combination of cash, options for the purchase of common stock, or grants of restricted stock will allow us to attract and retain the services of the individuals who will help us achieve our business objectives, thereby increasing value for our shareholders.  We grant options or restricted stock because we believe that share ownership by our employees is an effective method to deliver superior stockholder returns by increasing the alignment between the interests of our employees and our shareholders. No employee is required to own common stock in our Company.

In setting the compensation for our officers, we look primarily at the person’s responsibilities, at salaries paid to others in businesses comparable to ours, at the person’s experience and at our ability to replace the individual.  We expect the salaries of our executive officers to remain relatively constant unless the person’s responsibilities are materially changed.  During the 2009 and 2010 fiscal years, we have periodically accrued salaries for our executive officers.  It is possible that we will again be unable to pay these salaries in a timely manner until we begin to generate additional cash from sales of our products or we arrange continued financing in the form of equity sales or debt instruments.

We also expect that we may pay bonuses in the future to reward exceptional performance, either by the individual or by the Company.

The following table sets forth certain information concerning stock option awards granted to our current named executive officers as of September 30, 2010.  No options were exercised by our named executive officers during the last fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned	Option Exercise	Option Expiration	Number of Shares or Units of Stock that Have	Market Value of Shares or Units of Stock that Have	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Exercisable	Un-exercisable	Options	Price	Date	Not Vested	Not Vested	Not Vested	Not Vested

James R. Currier	400,000	--	400,000	$0.06	12/15/2014	--	--	--	--
David R. Wells	400,000	--	400,000	$0.06	12/15/2014	--	--	--	--
James R. Currier	400,000	--	400,000	$0.06	12/31/2014	--	--	--	--
David R. Wells	400,000	--	400,000	$0.06	12/31/2014	--	--	--	--
James R. Currier	400,000	--	400,000	$0.06	4/1/2015	--	--	--	--
David R. Wells	400,000	--	400,000	$0.06	4/1/2015	--	--	--	--
James R. Currier	400,000	--	400,000	$0.06	7/1/2015	--	--	--	--
David R. Wells	400,000	--	400,000	$0.06	7/1/2015	--	--	--	--
James R. Currier	400,000	--	400,000	$0.06	10/1/2015	--	--	--	--
David R. Wells	400,000	--	400,000	$0.06	10/1/2015	--	--	--	--
James R. Currier	500,000	--	500,000	$0.06	1/1/2016	--	--	--	--
David R. Wells	500,000	--	500,000	$0.06	1/1/2016	--	--	--	--
James R. Currier	1,000,000	--	1,000,000	$0.07	1/1/2016	--	--	--	--
David R. Wells	1,000,000	--	1,000,000	$0.07	1/1/2016	--	--	--	--
James R. Currier	1,000,000	--	1,000,000	$0.09	1/1/2016	--	--	--	--
David R. Wells	1,000,000	--	1,000,000	$0.09	1/1/2016	--	--	--	--
James R. Currier	1,000,000	--	1,000,000	$0.12	1/1/2016	--	--	--	--
David R. Wells	1,000,000	--	1,000,000	$0.12	1/1/2016	--	--	--	--
James R. Currier	1,000,000	--	1,000,000	$0.15	1/1/2016	--	--	--	--
David R. Wells	1,000,000	--	1,000,000	$0.15	1/1/2016	--	--	--	--

Employment Agreements

On December 16, 2009 we entered into an employment agreements with James R. Currier to serve as our Chief Executive Officer. We agreed to pay Mr. Currier a salary of $180,000 per year.   Mr. Currier is eligible to receive a performance bonus of up to 50% of his annual compensation, which, if earned, will be paid one-half in cash and one-half in shares of our common stock.  The performance bonus will be paid upon the achievement by Mr. Currier of certain objectives during the 2010 fiscal year, including: the filing of restated financial statements, timely completion of all required financial statements included with our periodic reports, the achievement of certain revenue milestones, and remaining in the position through December 31, 2010.  We also have granted to Mr. Currier an option to purchase 400,000 shares of our common stock at a price of $0.15 per share.  On May 30, 2010, the option grant was repriced to $0.06 per share (see “Option Repricing” below).

On December 16, 2009 we entered into an employment agreements with David R. Wells to serve as our President and Chief Financial Officer. We agreed to pay Mr. Wells a salary of $180,000 per year.   Mr. Wells is eligible to receive a performance bonus of up to 50% of his annual compensation, which, if earned, will be paid one-half in cash and one-half in shares of our common stock.  The performance bonus will be paid upon the achievement by Mr. Wells of certain objectives during the 2010 fiscal year, including: the filing of restated financial statements, timely completion of all required financial statements included with our periodic reports, the achievement of certain revenue milestones, and remaining in the position through December 31, 2010.  We also have granted to Mr. Wells an option to purchase 400,000 shares of our common stock at a price of $0.15 per share.  On May 30, 2010 the option grant was repriced to $0.06 per share (see “Option Repricing” below).

Each of our executives is also entitled to participate in benefit programs offered to other employees of Sionix, including, life, health, dental, accident, disability, or other insurance programs; pension, profit-sharing, 401(k), savings, or other retirement programs, although we are not obligated to adopt or maintain any particular benefit program.

Option Repricing

On May 30, 2010, we amended the following option agreements with our executive officers, to adjust the exercise price of these options from $0.15 per share of common stock, to $0.06 per share of common stock.  The options were repriced to reflect the then-current market value of the Company’s common stock. All other terms and conditions contained in the option remained the same.

Compensation of Directors

Directors do not currently receive compensation for their services as directors, however they are reimbursed for expenses incurred in attending board meetings and other Sionix-related activities.

Corporate Governance

Our board of directors does not have, nor is it required to have, an audit committee, a compensation committee or a nominating committee.  Considering the current size of our operations we consider it appropriate not to have any of the foregoing committees, and we believe that the functions ordinarily performed by these committees may at the present time be handled effectively by the full board of directors.

We have not adopted any procedures by which our security holders may recommend nominees to our board of directors, and nominees are considered by the whole board of directors.  Our board of directors has not changed this policy during the past fiscal year.  We do not presently have any policy with regard to our board members’ attendance of annual meetings of shareholders.

With the exception of David R. Wells, none of the members of our board of directors could qualify as an “audit committee financial expert”, as defined by Item 407 of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934. We do not have an audit committee. Mr. Wells is not an independent director since he is our President and Chief Financial Officer.

During the last full fiscal year, which is the twelve months ending September 30, 2010, our board of directors met 4 times.  All of our board members attended at least 75% of these meetings.

Shareholder Communications

Sionix generally permits its shareholders to communicate with the board of directors through written communications addressed to the company, and through our website.  Our management is expected to report such communications if pertinent to the board of directors.  Other than the above, as a smaller public company we do not have any other formal process for handling shareholder communications, due to the current size and scale of our operations.

Board Structure

Other than our CEO and CFO and Johan Perslow, all of the Company directors are independent directors.  While our CEO occupies the office of Chairman of the Board, all issues where potential conflicts exist (e.g employment agreements, options, bonus, etc.) are generally addressed and handled by the non-interested directors on our board of directors if and when required.  As well, our Chairman and our President and CFO are required to abstain from voting on all board matters where a potential conflict with either of these officers exists.  On matters where a conflict of interest is apparent and the Chairman and our President and CFO have recused themselves, any deadlocked voting is decided by the vote of our senior board member who effectively functions as a lead independent director.  Currently, Mr. James W. Alexander serves in this role.

Certain Relationships and Related Transactions

Using the definition of “independent” set forth in Section 803A of the Rules of NYSE Amex, we have determined that three of our directors are independent, including James Alexander, Frank Power, and William A. Retz.

Described below are certain transactions or series of transactions that occurred from October 1, 2008 through the date of this prospectus (the “Period Reported”) between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, on an as converted basis, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of our total assets as of year-end for the last two completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

In March, 2010 we announced a strategic alliance agreement with Pacific Advanced Civil Engineering, Inc. (PACE), an advanced water engineering firm headquartered in Fountain Valley, CA. Under this agreement, PACE has provided continuous engineering oversight of our application specific MWTU and MWTS.  We have also entered into an exclusive services agreement with PERC Water Corporation (PERC), a water recycling and water asset management company headquartered in Costa Mesa, CA.  Under the agreement, PERC has the exclusive right to supply logic controls, including the software, hardware, firmware, panels and networks, including Ethernet, Wi-Fi and/or satellite based telemetry.  Johan Perslow, the founder and a principal shareholder of both PACE and PERC, joined the Board of Directors of Sionix in June, 2010.

On October 14, 2008, we entered into an agreement with RJ Metal, a company controlled by one of our directors, Rodney Anderson, to purchase equipment valued at $125,000 in consideration of an aggregate of 833,334 shares of our common stock.  Mr. Anderson received 300,000 of the shares issued.  The market value of our common stock on October 14, 2008 was $0.13 per share.

On November 11, 2008, we entered into a Termination, Separation and Release Agreement (the “Separation Agreement”) with Richard H. Papalian, our former chief executive officer, pursuant to which we and Mr. Papalian mutually agreed to terminate Mr. Papalian’s Employment Agreement dated December 19, 2007, and agreed that such termination would be deemed neither a termination by us for “Cause” nor a termination by Mr. Papalian for “Good Reason”, as those terms are defined in the Employment Agreement, and agreed to a mutual general release of any claims arising from Mr. Papalian’s service as an officer and director.  Mr. Papalian agreed to forfeit all unvested stock options granted to him pursuant to the Notice of Grant of Stock Option dated December 19, 2007, leaving him with a vested option to purchase 2,933,526 shares of our common stock at an exercise price $0.25 per share, after giving effect to anti-dilution adjustments to which Mr. Papalian was entitled pursuant to his Stock Option Agreement dated December 19, 2007.  In addition, we agreed to grant Mr. Papalian a fully vested 5-year option to purchase 3,500,000 shares of our common stock at an exercise price of $0.15 per share in consideration of Mr. Papalian’s acceptance of the Separation Agreement. The fair value of the option on November 11, 2008 was $238,244 at the date of grant and was calculated using the Black Scholes option valuation model with the following assumptions: risk free interest rate of 1.16%, expected volatility of 89.31%, dividend yields of 0% and expected term of 5 years.

SELLING SHAREHOLDERS

The following table sets forth the names of the selling shareholders who may sell their shares under this prospectus from time to time.  No selling shareholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

The following table also provides certain information with respect to the selling shareholders’ ownership of our securities as of March 3, 2011, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities.  The selling shareholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering.  Therefore, we have prepared the table below on the assumption that the selling shareholders will sell all shares covered by this prospectus.

Some of the selling shareholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus.  Each selling shareholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling shareholder.

The shares described in the following table consist of shares of common stock and shares of common stock underlying common stock purchase warrants that were issued in a private placement or issued to consultants.  A discussion of the material terms of this offering is included in the section of this prospectus titled “Prospectus Summary - The Offering” at page 3.  We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling shareholder transfers his or her interest in the common stock purchase warrants prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee.  Alternatively, if a selling shareholder transfers his or her interest in the common stock purchase warrants after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus.  None of the selling shareholders are or were affiliated with registered broker-dealers.  See our discussion titled “Plan of Distribution” for further information regarding the selling shareholders’ method of distribution of these shares.

Selling Security Holder Table

Name (A)	Securities Beneficially Owned Prior to Offering (1) (B)	Securities Being Offered (C)	Securities Beneficially Owned After Offering (2) (D)	% Beneficial Ownership After Offering (E)
Alda Limited Partnership (3) (4)	0	833,333	833,333	0.34%
Associated Trust Company, N.A. Trustee of Nathanial Remley Trust (5) (6)	0	500,000	500,000	0.21%
Associated Trust Company, N.A. Trustee of Sarah B. Remley Trust (4) (5)	0	833,333	833,333	0.34%
Thomas P. Remley Revocable Living Trust, Thomas P. Remley Trustee (7) (8)	0	1,000,000	1,000,000	0.41%
Associated Trust Company, N.A. Trustee of Virginia Remley Trust (5) (6)	0	500,000	500,000	0.21%
Keystone Investment, LLC (9) (10)	0	1,666,666	1,666,666	0.69%
OREOS3, LP (11) (12)	0	333,333	333,333	0.14%
Oristano Foundation (6) (13)	0	500,000	500,000	0.21%
White Bertozzi Family Trust (14) (15)	0	666,666	666,666	0.28%
Jeffrey Fleeman (10)	0	1,666,666	1,666,666	0.69%
John Golia (6)	0	500,000	500,000	0.21%
Robert W. Schubert, Jr. (16)	0	166,666	166,666	0.07%
PC&J Performance Fund (17) (18)	0	833,333	833,333	0.34%
James M. Johnson TTEE Laura Jane Meeker Johnson Trust (19) (20)	0	250,000	250,000	0.10%
Associated Trust Company, N.A. Trustee of Nathanial S. Remley Trust (5) (21)	0	333,333	333,333	0.14%
Thomas P. Remley Revocable Living Trust, Thomas P. Remley Trust (7) (8)	0	1,000,000	1,000,000	0.41%
Associated Trust Company, N.A. Trustee of Virginia Remley Trust (5) (21)	0	333,333	333,333	0.14%
Ellen S. Ireland Revocable Living Trust (22) (23)	0	416,666	416,666	0.17%
Kathleen Carlson (21)	0	333,333	333,333	0.14%
Laura B. Pannier Revocable Living Trust (23) (24)	0	416,666	416,666	0.17%
PC&J Performance Fund (17) (25)	0	416,670	416,670	0.17%
Scott M. Pinkus (26)	0	3,333,333	3,333,333	0.38%
Scott R. Powell (27)	0	100,000	100,000	0.04%
Jeffrey Crouth (8)	0	1,000,000	1,000,000	0.41%
Fernando Devila (28)	0	666,667	666,667	0.28%
Hassan Abdou (29)	0	2,000,000	2,000,000	0.83%

(1)
Unless otherwise indicated, the selling security holders listed in the table above acquired the securities being offered in the August, October, and December closings of the Company’s $1,095,899.94 private placement financing described above as the “2010 Private Placement”.  The securities in both closings consisted of units purchased at $0.06 each, with each unit consisting of one share of common stock, and a five-year warrant for the purchase of 0.5 shares of common stock with and exercise price of $0.17 per whole share. Percentages stated in the above table are based on a total of 242,131,588 shares of common stock outstanding as of March 3, 2011.

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(3)
The address of this security holder is 1764 Litchfield Turnpike, STE 203, Woodbridge, CT 06525.  Matthew Oristano, as President of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(4)
Includes 833,333 shares of Common Stock , of which  416,667 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(5)
The address of this security holder is 2985 South Ridge Road, STE C, Green Bay, WI 54304.  Walter Kokinen, as Vice President of Associated Trust Company, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(6)
Includes 500,000 shares of Common Stock , of which 250,000 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(7)
The address of this security holder is 2985 South Ridge Road, STE C, Green Bay, WI 54304.  Thomas P. Remley, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(8)
Includes 1,000,000 shares of Common Stock , of which 500,000 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(9)
The address of this security holder is 1304 Kensington Drive, High Point, NC 17262.  Wells Martin, as Manager of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(10)
Includes 1,666,666 shares of Common Stock , of which 833,333 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(11)
The address of this security holder is 1764 Litchfield Turnpike, STE 203, Woodbridge, CT 06525.  Matthew Oristano, as General Partner of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(12)
Includes 333,333 shares of Common Stock , of which 166,667 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(13)
The address of this security holder is 1764 Litchfield Turnpike, STE 203, Woodbridge, CT 06525.  Matthew Oristano, as Vice President of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(14)
The address of this security holder is PO Box 4090, Incline Village, NV 89450.  Janice M. Bertozzi, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(15)
Includes 666,666 shares of Common Stock , of which  333,333 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(16)
Includes 166,666 shares of Common Stock , of which 83,333 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(17)
The address of this security holder is 120 West Third St, STE 300, Dayton, Ohio 45402.  James M. Johnson, as Chief Investment Officer of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(18)
Includes 833,333 shares of Common Stock , of which 416,666 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(19)	The address of this security holder is 1150 Westridge Dr., Troy, Ohio 45373. James M. Johnson, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(20)
Includes 250,000 shares of Common Stock , of which 125,000 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(21)
Includes 333,333 shares of Common Stock , of which 166,666 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(22)
The address of this security holder is 430 E. Schantz Ave., Dayton, OH 45409.  Ellen S. Ireland, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(23)
Includes 416,666 shares of Common Stock , of which 208,333 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(24)
The address of this security holder is 629 Woodbourne Trail, Dayton, OH 45409.  Laura B. Pannier, as Trustee of this security holder, has dispositive and voting power over these securities and may be deemed to be the beneficial owner of these securities.

(25)
Includes 416,670 shares of Common Stock , of which 208,335 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(26)
Includes 3,333,333 shares of Common Stock , of which 1,666,666 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(27)
Includes 100,000 shares of Common Stock , of which 50,000 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(28)
Includes 666,667 shares of Common Stock , of which 333,333 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

(29)
Includes 2,000,000 shares of Common Stock , of which 1,000,000 shares of Common Stock are underlying the Warrants issued to this selling security holder in the 2010 Private Placement, all of which we are registering for resale pursuant to the Securities Purchase Agreement.

PLAN OF DISTRIBUTION

Each selling shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker dealers may agree with the selling shareholders to sell a specific number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The selling shareholders will bear all brokerage or underwriting disocunts or commissions paid to broker-dealers in connection with the sale of their shares. Broker-dealers engaged by the selling shareholders may arrange for other broker dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated by them.

In connection with the sale of the common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.   We know of no existing arrangements between the selling shareholders and any other security holder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

If selling shareholders are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder.  In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholders.

We have signed registration rights agreements with various investors.  These agreements require us to keep the registration statement, of which this prospectus is a part, effective for periods ranging from the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect or (iii) two years from the effective date.  We intend to keep the registration statement effective for the longest period required by the registration rights agreements we have signed. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders who are required to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 18, 2011, information regarding the beneficial ownership of our common stock with respect to each of our executive officers, each of our directors, each person known by us to own beneficially more than 5% of the common stock, and all of our directors and executive officers as a group.  Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  Each individual or entity named has sole investment and voting power with respect to the shares of common stock indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of February 18, 2011 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address (1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock
David R. Wells, President, CFO and Director	6,900,000	(2)	2.85%
James R. Currier, Chairman and Chief Executive Officer	6,900,000	(2)	2.85%
James Alexander, Director	3,037,100	(3)	1.25%
William Retz, Director	5,000	(4)	*
All Officers and Directors as a Group (4 total)	16,862,100		6.95%
______________
(1)	The address for each of our officers and directors is 914 Westwood Blvd., Box 801, Los Angeles, California 90024.
(2)	Consists of an option grant as a result of employment contract dated December 16, 2009 and superseded by an agreement effective January 1, 2011.
(3)	Consists of common shares purchased either in the open market, or directly from the Company.
(4)	Consists of common shares purchased in the open market.

* Less than 1%.

For information relating to securities authorized for issuance under our equity compensation plan, please refer to the section entitled “Securities Authorized for Issuance under Equity Compensation Plans” above in this prospectus.

DESCRIPTION OF SECURITIES

General

The following discussion of our securities is qualified in its entirety by our articles of incorporation, as amended, and our bylaws and by the full text of the agreements pursuant to which the securities were issued.  We urge you to review these documents, copies of which have been filed with the Securities and Exchange Commission, as well as the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Common Stock

We are authorized to issue two classes of stock, which is designated as common stock and preferred stock.  The total number of shares of common stock that we may issue is 600,000,000, with a par value per share of $0.001. As of February 18, 2011, we had 242,131,558 shares of common stock issued and outstanding that were held of record by approximately 868 shareholders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders.  The holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities.  The common stock has no preemptive or conversion rights or other subscription rights.  All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock offered in this offering will be fully paid and not liable for further call or assessment.  Our Articles of Incorporation do not provide for cumulative voting.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, with a par value of $0.001 per share.  No shares of preferred stock are outstanding.

Options

We have issued and outstanding options for the purchase of up to 7,034,140 shares of common stock under our 2001 Executive Officers Option Plan, with exercise prices ranging from $0.10 to $0.12 per share.  In addition, we have granted options and warrants outside of this plan to our current and former directors, officers, and employees, for the purchase of up to 19,757,176 shares of our common stock with exercise prices ranging from $0.06 to $0.25 per share. The common stock underlying the above-described options and warrants is not being registered under this prospectus and related registration statement.

Convertible Notes, Subordinated Convertible Debentures, Subordinated Debentures and Convertible Debentures

Between October 2006 and February 2007, we completed an offering of $750,000 in principal amount of Convertible Notes, which bear interest at 10% per annum and mature at the earlier of (i) 18 months from the date of issuance (ii) an event of default or (iii) the closing of any equity related financing by us in which the gross proceeds are a minimum of $2,500,000. These notes are convertible into shares of our common stock at $0.05 per share or shares of any equity security issued by us at a conversion price equal to the price at which such security is sold to any other party. In the event that a registration statement covering the underlying shares was not declared effective within 180 days after the closing, the conversion price was to be reduced by $0.0025 per share for each 30 day period that the effectiveness of the registration statement was delayed but in no case could the conversion price to be reduced below $0.04 per share.  Currently $175,000 in principal amounts remains outstanding.

On July 17, 2007, the Company completed an offering of $1,025,000 in principal amount of Subordinated Convertible Debentures to a group of institutional and accredited investors, which bear interest at the rate of 8% per annum, and mature 12 months from the date of issuance. Convertible Notes 3 are convertible into shares of the Company’s common stock at an initial conversion rate of $0.22 per share, subject to anti-dilution adjustments. As part of the above offering the Company issued warrants to purchase 2,329,546 shares of common stock at an initial exercise price of $0.50 per share. An amendment dated March 13, 2008 reduces the conversion rate of the notes to $0.15 per share and the exercise price of the warrants to $0.30 per share. Currently $25,000 in principal amounts remains outstanding.

On July 29, 2008, we completed an offering of $1,000,000 in principal amount of Subordinated Debentures to a group of institutional and accredited investors.  The 12% Subordinated Convertible Notes mature on July 29, 2009 or   sooner if declared due and payable by the holder upon the occurrence of an event of default, and bear interest at the rate of 12% per annum. The Debentures will be convertible into common stock at a conversion price of $0.25 per share (the “Conversion Price”) from and after such time as the authorized common stock is increased in accordance with applicable federal and state laws. In the event of an offering of common stock, or securities convertible into common stock, at a price, conversion price or exercise price less than the conversion price (a “dilutive issuance”), then the conversion price of any then outstanding subordinated convertible notes will be reduced to equal such lower price, except in connection with certain exempt issuances.  In an event of default, the conversion price will be reduced to $0.15 per share. As part of the above offering, the Company issued warrants to purchase 3,333,333 shares of common stock, which expire five years from the date of grant, are exercisable at an exercise price of $0.30 per share from and after such time as the authorized common stock is increased in accordance with applicable federal and state laws, and may be exercised on a cashless basis at the election of the holder.  In the event of a dilutive issuance, the exercise price of the warrants will be reduced to equal the price of the securities issued in the dilutive issuance, except in connection with certain exempt issuances.  Currently $1,154,584 in principal amounts remains outstanding.

During December 2009, the Company completed an offering of $240,000 in principal amount of convertible debentures to a group of institutional and accredited investors.  The 10% Convertible Debentures mature on various dates beginning in May 2010 through June 2010 or sooner if declared due and payable by the holder upon the occurrence of an event of default, and bear interest at the rate of 10% per annum. The debentures will be convertible into common stock at a conversion price of $0.15 per share from and after such time as the authorized common stock is increased in accordance with applicable federal and state laws. As part of the above offering, the Company issued warrants to purchase 1,000,000 shares of common stock at exercise price of $0.25 per share. Currently $45,000 in principal amounts remains outstanding.

Warrants

We have outstanding warrants to purchase 2,795,454 shares of our common stock that were issued in conjunction with the offering of our 8% Subordinated Convertible Debentures.  The warrant exercise price is $0.30 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

We have outstanding warrants to purchase 850,000 shares of our common stock that were issued in conjunction with an offering in January 2008.  The warrant exercise price is $0.18 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

We have outstanding warrants to purchase 11,850,000 shares of our common stock that were issued in conjunction with our offering common stock in May 2008. The warrant exercise price is $0.10 per share.  These warrants were immediately exercisable upon issuance and have a term of three (3) years.

We have outstanding warrants to purchase 3,333,333 shares of our common stock that were issued in conjunction with the offering of our 12% Subordinated Convertible Notes.  The warrant exercise price is $0.30 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

We have outstanding warrants to purchase 1,200,000 shares of our common stock that were issued in conjunction with the offering of our 10% Convertible Debentures.  The warrant exercise price is $0.25 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

We have outstanding warrants to purchase 1,066,667 shares of our common stock that were issued in conjunction with an offering in February 2010.  The warrant exercise price is $0.15 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

We have outstanding warrants to purchase 8,333,333 shares of our common stock that were issued in conjunction with a sale of common stock to Wenning Poultry in May 2010.  The warrant exercise price is $0.17 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

We have outstanding warrants to purchase 3,054,722 shares of our common stock that were issued in conjunction with the conversion of certain notes in September 2010.  The warrant exercise price is $0.10 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

We have outstanding warrants to purchase 10,299,997 shares of our common stock that were issued in conjunction with the NYPPEX Offering.  The warrant exercise price is $0.17 per share.  These warrants were immediately exercisable upon issuance and have a term of five (5) years.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices, or financial statement disclosure during our two most recent fiscal years and subsequent interim period.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the common stock being offered in this offering.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement.  For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.  Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete.  If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.  Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.  The reports and other information we file with the Securities and Exchange Commission can be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the principal offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington D.C. 20549.  You may obtain information regarding the operation of the public reference room by calling 1 (800) SEC-0330.  The Securities and Exchange Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and we file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

Experts

Kabani & Company, an independent registered public accounting firm, audited our financial statements at September 30, 2010 and 2009, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Kabani & Company, given on their authority as experts in accounting and auditing.

Legal Matters and Interests of Named Experts

Richardson & Patel LLP has rendered an opinion relating to the issuance of the common stock being registered. Richardson & Patel LLP and its principals have accepted our common stock in exchange for services rendered to us in the past and, although the law firm and its principals are under no obligation to do so, they may continue to accept our common stock for services rendered by them. As of the date of this prospectus, Richardson & Patel LLP and its principals collectively own 5,410,138 shares of our common stock, and warrants to purchase up to 1,191,000 shares of our common stock.

SIONIX CORPORATION

INDEX TO FINANCIAL STATEMENTS

Sionix Corporation
Balance Sheets
(Unaudited)

	As of December 31,	As of September 30,
	2010	2010

ASSETS

Current assets:
Cash and cash equivalents	$152,996	$23,084
Other receivable	2,610	1,500
Inventory	700,731	579,160
Other current assets	83,431	11,750
Total current assets	939,768	615,494
Non-current assets:
Property and equipment, net	39,922	38,599

Total assets	$979,690	$654,093

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$112,778	$215,842
Accrued expenses	716,874	943,485
Deferred revenue	619,832	300,000
Notes payable - related parties	27,000	27,000
Convertible notes, net of debt discount	1,459,073	1,470,776
10% subordinated convertible notes	56,615	56,615
Shares to be issued	4,800	-
Derivative liability	48,713	137,053
Total current liabilities	3,045,685	3,150,771

Stockholders' deficit:
Preferred stock, $0.001 par value, (10,000,000 shares authorized at December 31, 2010)	-	-
Common stock, $0.001 par value, (600,000,000 shares authorized; 241,649,678 and 217,154,741 shares issued and outstanding at December 31, 2010 and September 30, 2010, respectively)	241,650	217,155
Additional paid-in capital	24,522,013	22,885,234
Accumulated deficit	(26,829,658)	(25,599,067)
Total stockholders' deficit	(2,065,995)	(2,496,678)

Total liabilities and stockholders' deficit	$979,690	$654,093

The accompanying notes are an integral part of these unaudited condensed financial statements.

Sionix Corporation
Statements of Operations
(Unaudited)

	Three Months Ended December 31,
	2010	2009

Net revenues	$-	$1,620,000

Cost of sales	-	1,091,500

Gross profit	-	528,500

Operating expenses
General and administrative	649,610	252,755
Sales and marketing	84,270	-
Research and development	81,627	110,943
Depreciation and amortization	1,804	6,869
Total operating expenses	817,311	370,567

(Loss) income from operations	(817,311)	157,933

Other income (expense)
Interest expense and financing costs	(105,192)	(84,010)
Gain (loss) on change in fair value of:
Derivative liability	(5,557)	-
Warrant and option liability	-	4,006,604
Beneficial conversion liability	-	866,390
Legal settlements	(236,821)	-
Loss on settlement of debt	(65,710)	-
Loss on lease termination	-	(197,455)
Loss on asset disposition	-	(11,217)
Total other income (expense)	(413,280)	4,580,312

(Loss) income before income taxes	(1,230,591)	4,738,245
Net (loss) income attributable to common shareholders	$(1,230,591)	$4,738,245

Basic (loss) income per share	$(0.01)	$0.03
Diluted (loss) income per share	$(0.01)	$0.03

Basic weighted average number of shares of common stock outstanding	226,576,360	148,314,046
Diluted weighted average number of shares of common stock outstanding	226,576,360	167,051,458

The accompanying notes are an integral part of these unaudited condensed financial statements.

Sionix Corporation
Statements of Cash Flows
(Unaudited)

	Three Months Ended December 31,
	2010	2009

Cash flows from operating activities
Net (loss) income	$(1,230,591)	$4,738,245
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Depreciation	1,804	6,869
Amortization of beneficial conversion feature and debt discounts	58,695	-
Share based payments	154,848	70,762
Common stock issued for services	464,171	19,000
(Gain) loss on change in fair value of:
Derivative liability	5,557	-
Warrant and option liability	-	(4,006,604)
Beneficial conversion liability	-	(866,390)
Loss on settlement of debt	65,710	-
Loss on termination of lease	-	197,455
Impairment of property and equipment	-	11,217
(Increase) decrease in:
Inventory	(121,571)	1,069,460
Other current assets	(73,919)	18,708
Other assets	-	(2,400)
Increase (decrease) in:
Accounts payable	151,114	118,804
Accrued expenses	(223,611)	36,486
Deferred revenue	319,832	(1,620,000)
Net cash used by operating activities	(427,961)	(208,388)

Cash flows from investing activities:
Purchase of property and equipment	(3,127)	-
Cash flows from financing activities:
Borrowings	-	200,000
Common stock issued for cash	561,000	-
Net cash provided by financing activities	561,000	200,000

Net increase (decrease) in cash and cash equivalents	129,912	(8,388)
Cash and cash equivalents, beginning of period	23,084	22,982
Cash and cash equivalents, end of period	$152,996	$14,594

SUPPLEMENTARY CASH FLOW INFORMATION:
Income taxes paid	$2,569	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

Sionix Corporation
Notes to Condensed Unaudited Financial Statements

Note 1 – Organization and Description of Business

Sionix Corporation (the "Company") was incorporated in Utah in 1996.  The Company completed its reincorporation as a Nevada corporation effective, July 1, 2003. The reincorporation was completed pursuant to an Agreement and Plan of Merger between Sionix Corporation, a Utah corporation ("Sionix Utah"), and its wholly-owned Nevada subsidiary, Sionix Corporation ("Sionix Nevada"). Under the merger agreement, Sionix Utah merged with and into Sionix Nevada, and each share of Sionix Utah’s common stock was automatically converted into one share of common stock, par value $0.001 per share, of Sionix Nevada. The merger was effected by the filing of Articles of Merger, along with the Agreement and Plan of Merger, with the Secretary of State of Nevada.

The Company designs, develops, markets and sells turnkey stand-alone water management and treatment systems intended for use in several industries including oil & gas mining, agriculture, commercial, municipalities (both potable and wastewater), industry (both make-up water and wastewater), energy production and emergency response. As of February 10, 2011, our address for mailing purposes is 914 Westwood Blvd., Box 801, Los Angeles, California 90024.  Our telephone number is (704) 971-8400, and our website is www.sionix.com.

Note 2 – Basis of Presentation and Summary of Significant Accounting Policies

The accompanying unaudited condensed interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of our financial position, results of operations, or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K, which contains the audited financial statements and notes thereto, together with the Management’s Discussion and Analysis, for the years ended September 30, 2010 and 2009.  The interim results for the period ended December 31, 2010 are not necessarily indicative of results for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns, and recoverability of long-term assets.

Derivatives

Derivative instruments are recognized as either assets or liabilities and are measured at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation.

Fair Value Measurements

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts payable, accrued expenses and short-term debt, the carrying amounts approximate fair value due to their short maturities.  In addition, the Company has short-term debt with investors. The carrying amounts of the short-term liabilities approximate their fair value based on current rates for instruments with similar characteristics.

Revenue Recognition

Revenues from products sales are recorded when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the Company's price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured. The Company's policy is to report its sales levels on a net revenue basis, with net revenues being computed by deducting from gross revenues the amount of actual sales returns and the amount of reserves established for anticipated sales returns.

The Company's policy for shipping and handling costs, billed to customers, is to include it in revenue in accordance with ASC Topic 605, “Revenue Recognition,” which requires that all shipping and handling billed to customers should be recorded as revenue. Accordingly, the Company records its shipping and handling amounts within net sales and operating expenses.

The Company earned no revenues during the three months ended December 31, 2010 and earned revenues of $1,620,000 during the three months ended December 31, 2009.

Research and Development

The cost of research and development is expensed as incurred. Total research and development costs were $81,627 and $110,943 for the three months ended December 31, 2010 and 2009, respectively.

Stock-Based Compensation

The costs of all employee stock options, as well as other equity-based compensation arrangements, are reflected in the financial statements based on the estimated fair value of the awards on the grant date. That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). Stock compensation for stock granted to non-employees is determined as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Earnings Per Share

Earnings per share is calculated in accordance with the ASC Topic 260, “Earnings Per Share.”  Basic net income or loss per share is computed by dividing the net income or loss available to common stock holders by the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants that are deemed “in the money” are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Also, under this method, convertible notes are treated as if they were converted at the beginning of the period.  The following is a reconciliation of the income (numerator) and number of shares (denominator) used in the basic and diluted earnings per share computations for the three months ended December 31, 2009. There was no difference between the basic and diluted weighted average shares or earnings for the three months ended December 31, 2010.

	For the Three Months Ended December 31, 2009
	Income (Numerator)	Weighted Average Number of Shares (Denominator)	Amount per Share

Basic Earnings Per Share
Income common stockholders	$4,738,245	148,314,046	$0.03

Effect of Dilutive Securities
Adjustment - gain on "in the money" warrants	(781,360)	1,871,053
Adjustment - gain on debt conversions and interest, net	(848,803)	16,866,359

Diluted Earnings Per Share
Adjusted income available to common stockholders	$3,108,082	167,051,458	$0.02

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued ASU No. 2009-14, Software (Topic 985) – Certain Revenue Arrangements That Include Software Element, a Consensus of the FASB Emerging Issues Task Force, to address concerns relating to the accounting for revenue arrangements that contain tangible products and software. It requires a vendor to use vendor-specific objective evidence of selling price to separate deliverables in a multiple-element arrangement. The update will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on January 1, 2011. We are currently evaluating the impact, if any, of adopting the update.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which became effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s consolidated financial position or results of operations.

In July 2010, the FASB issued an accounting update to provide guidance to enhance disclosures related to the credit quality of a company's financing receivables portfolio and the associated allowance for credit losses. Pursuant to this accounting update, a company is required to provide a greater level of disaggregated information about its allowance for credit loss with the objective of facilitating users' evaluation of the nature of credit risk inherent in the company's portfolio of financing receivables, how that risk is analyzed and assessed in arriving at the allowance for credit losses, and the changes and reasons for those changes in the allowance for credit losses. The revised disclosures as of the end of the reporting period are effective for the Company beginning in the second quarter of fiscal 2011, and the revised discourses related to activities during the reporting period are effective for the Company beginning in the third quarter of fiscal 2011. The Company is currently evaluating the impact of this accounting update on its financial disclosures.

Note 3 – Property and Equipment

Property and equipment consisted of the following at:

	December 31,	September 30,
	2010	2010

Machinery and equipment	$41,726	$38,599
Less accumulated depreciation	(1,804)	-

Property and equipment, net	$39,922	$38,599

Depreciation expense for the three months ended December 31, 2010 and 2009 was $1,804 and $6,869, respectively.

Note 4 – Accrued Expenses

Accrued expenses consisted of the following at:

	December 31,	September 30,
	2010	2010

Accrued salaries	$96,892	$77,000
Interest payable	300,274	256,777
Claims payable	-	290,000
Other accrued expenses	319,708	319,708

Total accrued expenses	$716,874	$943,485

During the three months ended December 31, 2010, common stock valued at $290,000 was issued in settlement of certain claims payable, and $3,000 of accrued interest was included in the conversion of notes payable into common stock described in Note 10.

Note 5 – Deferred Revenue

In June 2010, the Company received an order for a Mobile Water Treatment System (“MWTS”), which required a deposit. As of December 31, 2010, the Company completed its design and manufacture of the system and put the unit in place. As of December 31, 2010 and September 30, 2010, customer deposits were $648,000 and $300,000, respectively. Such deposits are classified as deferred revenue and reported net of related deferred costs of $28,168 and $0 at December 31, 2010 and September 30, 2010, respectively.

Note 6 – Notes Payable – Related Parties

The Company received advances in the form of unsecured promissory notes from stockholders in order to pay ongoing operating expenses. These notes bear interest at rates up to 10% and are due on demand. As of both December 31, 2010 and September 30, 2010, such notes payable amounted to $27,000. Accrued interest on the notes amounted to $16,176 and $15,486 at December 31, 2010 and September 30, 2010, respectively, and is included in accrued expenses. Interest expense on these notes for the three months ended December 31, 2010 and 2009 amounted to $690 and $2,696, respectively. No demand for payment has been made as of December 31, 2010.

Note 7 – Convertible Notes

At December 31, 2010 and September 30, 2010, convertible notes payable amounted to $1,459,073 and $1,470,776, respectively, net of discounts of $28,511 and $111,808, respectively. The notes bear interest at 10% - 12% per annum, and are convertible into common stock of the Company at $0.15 - $0.25 per share (as well as variable conversion rates as described below). The notes are due at various dates through July, 2011 and are unsecured.

During the year ended September 30, 2010, the Company issued $145,000 of convertible debentures that are convertible into common stock of the Company at variable conversion rates that provide a fixed rate of return to the note-holder. Under the terms of the notes, however, the Company could be required to issue additional shares in the event of default. The Company applied the provisions of ASC Topic 815, “Derivatives and Hedging” and determined that the conversion option should be bifurcated from the notes and valued separately. This conversion option has been recorded as a derivative liability, is being amortized over the terms of the related notes, and is carried at fair value in the accompanying balance sheet. During the three months ended December 31, 2010, the change in fair value of this derivative liability amounted to $5,557.

During the three months ended December 31, 2010, convertible note holders who were owed $98,000 (including interest) elected to convert their debt into 3,597,932 shares of common stock.

Note 8 – 10% Subordinated Notes

At both December 31, 2010 and September 30, 2010, subordinated notes amounted to $56,615. Such Subordinated Debentures (which are unsecured) matured on December 31, 2008, bear interest at the rate of 10% per annum, and are subordinated to certain notes described in Note 7, above.

The Company is seeking to renegotiate the terms of these notes. The Company has not received any demand for payment on these notes.

Note 9 – Income Taxes

For the three months ended December 31, 2009, the accompanying Condensed Statements of Income reflect net income that is largely comprised of items that do not represent taxable income.

Note 10 – Stockholders’ Equity

Common Stock

The Company has 600,000,000 authorized shares of common stock, par value $0.001 per share. As of December 31, 2010 and September 30, 2010, the Company had 241,649,678 and 217,154,741 shares of common stock issued, respectively.

During the three months ended December 31, 2010, the Company issued 4,747,004 shares of common stock valued at $464,171 based on closing market prices, for services. The Company also issued 3,597,932 shares of common stock for conversion of debt in the amount of $98,000 including interest, and issued 5,800,000 shares of common stock in settlement of an accounts payable balance in the amount of $290,000.

During the three months ended December 31, 2010, the Company issued 10,350,000 shares of common stock together with warrants to purchase 5,174,998 shares of common stock, for gross proceeds of $621,000 ($0.06 per share). The Company paid finders’ fees of $60,000 in connection with this investment. The warrants issued are exercisable at $0.17 per share and expire five years from the date of issuance.

Employee Stock Options and Warrants

The following is a summary of the Company’s activity for employee stock options and warrants:

				Weighted
		Weighted		Average
		Average	Aggregate	Remaining
	Number	Exercise	Intrinsic	Contractual
	of Options	Price	Value	Life

Outstanding at October 1, 2010	24,501,316	$0.13	$-	2.55
Granted	2,290,000	0.06
Expired	-	-
Forfeited	-	-
Exercised	-	-
Outstanding at December 31, 2010	26,791,316	$0.12	$-	2.62

Exercisable at December 31, 2010	26,791,316	$0.12	$-	2.62

The following is information regarding options that were Outstanding and exercisable as of December 31, 2010:

		Weighted		Weighted
		Average		Average
		Remaining		Remaining
Exercise	Options	Contractual	Options	Contractual
Price	Outstanding	Life	Exercisable	Life
$0.06	5,990,000	4.46	5,990,000	4.46
$0.10	6,416,850	2.98	6,416,850	2.98
$0.12	6,450,940	0.30	6,450,940	0.30
$0.15	5,000,000	3.33	5,000,000	3.33
$0.25	2,933,526	1.96	2,933,526	1.96
	26,791,316	2.62	26,791,316	2.62

During the three months ended December 31, 2010, the Company granted a total of 2,290,000 warrants to certain officers and employees. The warrants vested immediately upon grant and have a term of five years. The weighted average grant-date fair value of these warrants was $118,306.   The fair value of these warrants was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

•	risk free rate of return of 1.26 – 1.74%;
•	volatility of 190
•	dividend yield of 0%; and
•	expected term of 5 years.

During the three months ended December 31, 2010, The Company amended the terms of 1,583,200 options granted to former officers. The officers’ options had original exercise prices of $0.15 - $0.25 per share, and were re-priced to $0.10 per share. The Company compared the fair value of the options immediately before and immediately after the amendments, and determined that the excess fair value of $36,542 should be recognized as compensation expense.

Stock Warrants

The following is a summary of the Company’s warrant activity with non-employees:

		Weighted
		Average	Aggregate
	Number	Exercise	Intrinsic
	of Warrants	Price	Value
Outstanding at October 1, 2010	65,238,820	$0.18	$-
Granted	10,174,998	0.15
Expired	-	-
Forfeited	-	-
Exercised	-	-
Outstanding as of December 31, 2010	75,413,818	$0.18	$-

Exercisable as of December 31, 2010	75,413,818	$0.18	$-

The following is information regarding warrants that were outstanding and exercisable as of December 31, 2010:

			Weighted
			Average
			Remaining	Weighted Average
Exercise	Warrants	Warrants	Contractual	Exercise Price
Price	Outstanding	Exercisable	Life	Outstanding	Exercisable

$0.06	1,000,000	1,000,000	4.62	$0.06	$0.06
$0.10	14,904,722	14,904,722	1.47	$0.10	$0.10
$0.12	5,760,000	5,760,000	2.73	$0.12	$0.12
$0.14	5,000,000	5,000,000	4.81	$0.14	$0.14
$0.15	2,107,667	2,107,667	3.83	$0.15	$0.15
$0.17	18,633,330	18,633,330	4.57	$0.17	$0.17
$0.18	850,000	850,000	2.04	$0.18	$0.18
$0.25	21,029,312	21,029,312	2.13	$0.25	$0.25
$0.30	6,128,787	6,128,787	2.08	$0.30	$0.30

	75,413,818	75,413,818

Note 11 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2010, the Company has incurred cumulative losses of $26,829,658 including a net loss for the three months ended December 31, 2010 of $1,230,591. As the Company has limited cash flow from operations, its ability to maintain normal operations is entirely dependent upon obtaining adequate cash to finance its overhead, research and development activities, and acquisition of production equipment. It is unknown when, if ever, the Company will achieve a level of revenues adequate to support its costs and expenses. In order for the Company to meet its basic financial obligations, including salaries, debt service and normal operating expenses, it plans to sell additional units of its water treatment system, and to seek additional equity or debt financing. Because of the Company’s history and current debt levels, there is considerable doubt that the Company will be able to obtain financing. The Company’s ability to meet its cash requirements for the next twelve months depends on its ability to obtain such financing. Even if financing is obtained, any such financing will likely involve additional fees and debt service requirements which may significantly reduce the amount of cash we will have for our operations. Accordingly, there is no assurance that the Company will be able to implement its plans.

As mentioned in Notes 6, 7, and 8, the Company has related party notes, convertible notes, and subordinated debentures that have matured. The Company is in the process of renegotiating the terms of the notes with the note holders to extend the maturity date. If the Company is unsuccessful in extending the maturity date, the Company may not be able to continue as a going concern. The Company is continuing its efforts to obtain customers for its products, expanding its sales efforts worldwide as well as expanding the industries it targets for possible customers. The Company also has future plans for additional products, and revisions to its current products. In support of this the Company plans to hire additional personnel who have the industry experience and the training so that they can be immediately effective in the building of the Company. The Company has also made changes to its manufacturing capabilities and believes that it can effectively outsource most if not all of its engineering, design, production and service to contract manufacturers and other professional firms. This would reduce costs and improve the quality of its products. It is also continuing to seek additional investment capital in the form of debt or equity to sustain continued operations, and considering certain changes to its capital structure to become more attractive to potential investors and business partners. Last, to manage these activities the Company hired new senior management who have the manufacturing, finance and public company experience necessary to manage the Company.

Note 12 – Subsequent Events

Settlement of an Obligation

Subsequent to the quarter ended December 31, 2010 the Company settled all claims with an attorney who previously represented Sionix, Robert J. Zepfel of Haddan & Zepfel, who filed a Complaint in the Superior Court of California, County of Orange (assigned Case No. 30-2010-00333941). Mr. Zepfel alleged claims for breach of contract and sought money damages. Mr. Zepfel's Complaint focused upon a fee agreement entered into July 2003. Mr. Zepfel claimed that as of the filing date $96,896 was due in fees, interest and penalties for non-payment. The Company and Mr. Zepfel settled the claim for $80,000 to be paid out over a period of approximately 10 months from the date of settlement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sionix Corporation

We have audited the accompanying balance sheets of Sionix Corporation (a Nevada corporation) as of September 30, 2010 and 2009 and the related statements of income, stockholders' (deficit), and cash flows for the years ended September 30, 2010 and 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sionix Corporation as of September 30, 2010 and 2009 and the results of its operations and its cash flows for the years ended September 30, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred cumulative losses of $25,599,067. In addition, the company has had negative cash flow from operations for the period ended September 30, 2010 of $1,496,299.  These factors along with those discussed in Note 17 to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 17.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California.
January 4, 2011

Sionix Corporation
Balance Sheets
September 30, 2010 and 2009

	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$23,084	$22,982
Other receivable	1,500	155,000
Inventory	579,160	1,069,460
Other current assets	11,750	40,698
Total current assets	615,494	1,288,140
Non-current assets:
Property and equipment, net	38,599	64,203
Deposits	-	28,495

Total assets	$654,093	$1,380,838

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$215,842	$611,693
Accrued expenses	943,485	3,066,106
Customer deposit	300,000	1,620,000
Liquidated damages liability	-	78,750
Notes payable - related parties	27,000	107,000
Short-term promissory notes payable	-	390,000
Convertible notes, net of debt discount	1,470,776	1,738,194
10% subordinated convertible notes	56,615	482,492
Derivative liability	137,053	-
Warrant and option liability	-	7,937,620
Beneficial conversion liability	-	2,001,143
Total current liabilities	3,150,771	18,032,998

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares authorized at September 30, 2010	-	-
Common stock, $0.001 par value (600,000,000 and 150,000,000 shares authorized at September 30, 2010 and 2009, respectively; 217,154,741 shares issued and outstanding at September 30, 2010; 148,795,946 shares issued and 148,314,046 shares outstanding at September 30, 2009)	217,155	148,313
Shares to be issued	-	400
Additional paid-in capital	22,885,234	12,089,664
Accumulated deficit	(25,599,067)	(28,890,537)
Total stockholders' deficit	(2,496,678)	(16,652,160)

Total liabilities and stockholders' deficit	$654,093	$1,380,838

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Statements of Income
Years Ending September 30, 2010 and 2009

	2010	2009

Net revenues	$1,620,000	$-

Cost of sales	1,093,748	-

Gross profit	526,252	-

Operating expenses
General and administrative	1,680,436	1,736,359
Sales and marketing	247,042
Research and development	360,982	761,440
Depreciation and amortization	18,285	28,444
Total operating expenses	2,306,745	2,526,243

Loss from operations	(1,780,493)	(2,526,243)

Other income (expense)
Interest income	-	3,962
Interest expense and financing costs	(902,209)	(292,694)
Gain (loss) on change in fair value of:
Derivative liability	(5,188)	-
Warrant and option liability	4,359,957	(631,781)
Beneficial conversion liability	959,985	8,471,003
Legal settlements	(25,000)	1,135
Gain on settlement of debt	731,137	3,616
Loss on asset disposition	(45,919)	-
Total other income	5,072,763	7,555,241

Income before income taxes	3,292,270	5,028,998
Income taxes	(800)	(4,800)
Net income available to common shareholders	$3,291,470	$5,024,198

Basic income per share	$0.02	$0.04
Diluted income per share	$0.02	$0.04

Basic weighted average number of shares of common stock outstanding	156,785,125	140,156,647
Diluted weighted average number of shares of common stock outstanding	187,290,446	140,156,647

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Statement of Stockholders' Equity (Deficit)
Years Ending September 30, 2010 and 2009

						Total
	Common Stock		Additional	Shares		Stockholders'
	Number		Paid-in	to be	Accumulated	Equity
	of Shares	Amount	Capital	Issued	Deficit	(Deficit)

Balance at September 30, 2008, restated	134,274,313	$134,274	$10,841,007	$126,429	$(33,914,735)	$(22,813,025)
Conversion of note payable into common stock	7,819,419	7,819	473,023	-	-	480,842
Common stock issued for services	1,200,139	1,200	225,029	(126,029)	-	100,200
Common stock issued for property and equipment	833,333	833	124,167	-	-	125,000
Common stock issued for cash and debt settlement	500,000	500	29,500	-	-	30,000
Common stock issued for warrant exercises	2,886,842	2,887	262,113	-	-	265,000
Common stock issued related to short-term notes	800,000	800	134,825	-	-	135,625
Net income	-	-	-	-	5,024,198	5,024,198

Balance at September 30, 2009	148,314,046	148,313	12,089,664	400	(28,890,537)	(16,652,160)
Conversion of note payable into common stock	37,629,046	37,629	3,212,085	(25,868)	-	3,223,846
Common stock issued for services	11,988,318	11,990	950,811	(447)	-	962,354
Common stock issued for cash	18,583,331	18,583	971,417	-	-	990,000
Fair value of derivative liabilities transferred to equity	-	-	4,689,583	-	-	4,689,583
Common stock issued for extension of notes payable	640,000	640	529,425	25,915	-	555,980
Share based payments	-	-	442,249	-	-	442,249
Net income	-	-	-	-	3,291,470	3,291,470

Balance at September 30, 2010	217,154,741	$217,155	$22,885,234	$-	$(25,599,067)	$(2,496,678)

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Statements of Cash Flows
Years Ending September 30, 2010 and 2009

	2010	2009

Cash flows from operating activities
Net income	$3,291,470	$5,024,198
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	18,285	28,444
Amortization of beneficial conversion feature and debt discounts	571,461	27,094
Share based payments	442,249	187,844
Common stock issued for services	962,354	238,244
(Gain) loss on change in fair value of:
Derivative liability	5,188	-
Warrant and option liability	(4,359,957)	631,781
Beneficial conversion liability	(959,985)	(8,471,003)
(Gain) loss on settlement of debt	(731,137)	(3,616)
Impairment of property and equipment	45,919	125,000
(Increase) decrease in:
Trade receivables	-	-
Inventory	490,300	(1,069,460)
Other current assets	25,948	(56,803)
Other assets	28,495	140,225
Increase (decrease) in:
Accounts payable	(395,852)	475,954
Accrued expenses	388,963	510,038
Customer deposit	(1,320,000)	360,000
Net cash used by operating activities	(1,496,299)	(1,852,060)

Cash flows from investing activities:
Purchase of property and equipment	(38,599)	(5,546)
Cash flows from financing activities:
Borrowings	545,000	390,000
Common stock issued for cash	990,000	270,000
Net cash provided by financing activities	1,535,000	660,000

Net increase (decrease) in cash and cash equivalents	102	(1,197,606)
Cash and cash equivalents, beginning of year	22,982	1,220,588
Cash and cash equivalents, end of year	$23,084	$22,982

SUPPLEMENTARY CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

The accompanying notes are an integral part of these financial statements.

Sionix Corporation
Notes to Financial Statements

Note 1 – Organization and Description of Business

Sionix Corporation (the "Company") was incorporated in Utah in 1996.  The Company was formed to design, develop, and market automatic water filtration systems primarily for small water districts. Sionix exited the Development Stage as of December 31, 2009 upon recognition of the revenue from the sale of the unit to IWE.

The Company completed its reincorporation as a Nevada corporation effective July 1, 2003. The reincorporation was completed pursuant to an Agreement and Plan of Merger between Sionix Corporation, a Utah corporation ("Sionix Utah") and its wholly-owned Nevada subsidiary, Sionix Corporation ("Sionix Nevada"). Under the merger agreement, Sionix Utah merged with and into Sionix Nevada, and each share of Sionix Utah’s common stock was automatically converted into one share of common stock, par value $0.001 per share, of Sionix Nevada. The merger was effected by the filing of Articles of Merger, along with the Agreement and Plan of Merger, with the Secretary of State of Nevada.

Note 2 –Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include collectability of accounts receivable, accounts payable, sales returns, and recoverability of long-term assets.

Cash and Cash Equivalents

Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

Inventory

Inventory is stated at the lower of cost or market, with cost generally determined on a first-in, first-out basis. Management utilizes specific product identification, historical product demand, and comparison of inventory costs to market value as the basis for determining the need for an excess or obsolete inventory reserve. Changes in market conditions, lower than expected customer demand, or changes in technology or features are also considered by management in determining whether an allowance for obsolete inventory is required. As of September 30, 2010 and 2009, management believes that no such reserve is required.

Property and Equipment

Property and equipment is stated at cost. The cost of additions and improvements are capitalized while maintenance and repairs are expensed as incurred. Depreciation of property and equipment is provided on a straight-line basis over the estimated useful lives of the assets, ranging from 3 to 5 years.

Impairment of Long-Lived Assets

The Company tests long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Derivatives

Derivative instruments are recognized as either assets or liabilities and are measured at fair value. Changes in the fair value of derivatives are recognized in earnings in the period of change.

Fair Value of Financial Instruments

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts payable, accrued expenses, and short-term debt. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is primarily attributed to the short maturities of these instruments. The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value.

Advertising

The cost of advertising is expensed as incurred, and included in sales and marketing expense. Total advertising costs were $8,000 and $0 for the years ending September 30, 2010 and 2009, respectively.

Revenue Recognition

Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. The Company recognizes revenue net of an allowance for estimated returns at the time of sale. The allowance for sales returns is estimated based on the Company’s historical experience. Sales taxes are presented on a net basis (excluded from revenues and costs). Shipping and handling costs billed to customers is included in net revenue and those costs not billed to customers are included in operating expenses.

Research and Development

The cost of research and development is expensed as incurred. Total research and development costs were $360,982 and $761,440 for the years ended September 30, 2010 and 2009, respectively.

Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Stock-Based Compensation

The costs of all employee stock options, as well as other equity-based compensation arrangements, are reflected in the consolidated financial statements based on the estimated fair value of the awards on the grant date. That cost is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). Stock compensation for stock granted to non-employees is determined as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Earnings per Share

Basic earnings per share are computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

	For the Year Ended September 30, 2010
		Weighted Average
	Income	Number of Shares	Amount per
	(Numerator)	(Denominator)	Share
Basic Earnings Per Share
Income available to common stockholders	$3,291,470	156,785,125	$0.02

Effect of Dilutive Securities
Stock options	-	969,547
Warrants	-	-
Convertible debt	744,851	29,535,774

Diluted earnings per share
Adjusted income available to common stockholders	$4,036,321	187,290,446	$0.02

For the year ended September 30, 2009, the aforementioned securities were determined to be anti-dilutive and the number of shares used to determine basic and diluted earnings per share were the same.

Recently Issued Accounting Pronouncements

In April 2010, FASB issued ASU No. 2010-13–Stock Compensation. The objective of this Update is to address the classification of an employee share-based payment award with an exercise price denominated in the currency of a market in which the underlying equity security trades. It provides guidance on the classification of a share-based payment award as either equity or a liability. A share-based payment award that contains a condition that is not a market, performance, or service condition is required to be classified as a liability. Under Topic 718, awards of equity share options granted to an employee of an entity's foreign operation that provide a fixed exercise price denominated in (1) the foreign operation's functional currency or (2) the currency in which the employee's pay is denominated should not be considered to contain a condition that is not a market, performance, or service condition.

The amendments in this Update affect entities that issue employee share-based payment awards with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades that differs from the functional currency of the employer entity or payroll currency of the employee. The amendments affect entities that have previously considered such awards to be liabilities because of their exercise price.

The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The amendments in this Update should be applied by recording a cumulative-effect adjustment to the opening balance of retained earnings. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

In April 2010, the FASB issued ASU No. 2010-17, Revenue Recognition – Milestone Method (Topic 605), to provide guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. The amendments in the update are effective on a prospective basis for milestones achieved for fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted.  The Company is currently assessing the future impact of this new accounting update to its financial statements.

Note 3 – Property and Equipment

Property and equipment consisted of the following at September 30, 2010 and 2009:

	2010	2009

Machinery and equipment	$38,599	$271,972
Furniture and fixtures	-	41,176
Leasehold improvements	-	1,695
Total property and equipment at cost	38,599	314,843
Less accumulated depreciation	-	(250,640)

Property and equipment, net	$38,599	$64,203

Depreciation expense for the years ended September 30, 2010 and 2009 was $18,285 and $28,444, respectively.

During the year ended September 30, 2010, the Company determined that certain property and equipment was impaired and/or no longer in use, and recognized a loss on disposition in the amount of $45,919. Property and equipment acquired during September, 2010 had not been placed in service as of September 30, 2010 and therefore no depreciation expense was recognized for such assets.

Note 4 – Accrued Expenses

Accrued expenses consisted of the following at September 30, 2010 and 2009:

	2010	2009

Accrued salaries	$77,000	$1,652,174
Advisory board compensation	-	576,000
Auto allowance accruals	-	104,785
Interest payable	256,777	407,005
Claims payable	290,000	-
Other accrued expenses	319,708	326,142

Total accrued expenses	$943,485	$3,066,106

As described in Note 10, common stock was issued to settle certain accrued expenses, and $293,401 of accrued interest was included in the conversion of notes payable into common stock described in Note 11.

Note 5– Customer Deposits

In May 2008, the Company received an order for two water filtration systems, which required a deposit. As of December 31, 2009, the Company had completed its design and manufacturing phase for one of the two filtration systems and recognized the customer deposits into revenue during the three months ended December 31, 2009. Deposits for the second unit were received during the fourth quarter of fiscal 2010. As of September 30, 2010 and 2009, customer deposits were $300,000 and $1,620,000, respectively.

Note 6 – Notes Payable – Related Parties

The Company has received advances in the form of unsecured promissory notes from stockholders in order to pay ongoing operating expenses. These notes bear interest at rates up to 10% and are due on demand. As of September 30, 2010 and 2009, such notes payable amounted to $27,000 and $107,000, respectively. Accrued interest on the notes amounted to $15,486 and $84,016 at September 30, 2010 and 2009, respectively, and is included in accrued expenses. Interest expense on these notes for the years ended September 30, 2010 and 2009, amounted to $10,308 and $11,349, respectively.

No demand for payment has been made as of September 30, 2010. During the year ending September 30, 2010, $80,000 of principal and $77,098 of accrued interest were converted into common stock as more fully described in Note 10.

Note 7 – Short-Term Promissory Notes Payable

At September 30, 2009, short term promissory notes payable amounted to $390,000. The notes bear interest at 10% per annum and are unsecured. During the year ended September 30, 2010, such notes were reclassified as convertible notes due to amendments made during the period.

Note 8 – Convertible Notes

At September 30, 2010 and 2009, convertible notes payable amounted to $1,470,776 and $1,738,194, respectively, net of discounts of $111,808 and $0, respectively. The notes bear interest at 10% - 12% per annum, and are convertible into common stock of the Company at $0.15 - $0.25 per share. The notes are due at various dates through July, 2011 and are unsecured.

During the year ended September 30, 2010, the Company issued $400,000 of convertible debentures that included warrants to purchase 2,266,667 shares of common stock at $0.25- $0.30 per share. The Company determined that the fair value of the warrants, using the method described in Note 11, amounted to $391,504 which was recorded as a debt discount. For certain notes, the Company also determined that there was a beneficial conversion feature that should be recognized, and recorded a related debt discount of $55,161 for the year ended September 30, 2010.

During the year ended September 30, 2010, the Company issued 640,000 shares of common stock valued at $555,980 in connection with the extension of the due dates for short-term promissory notes. Such shares were recorded as a debt discount.

The debt discounts described above were originally amortized over the extended terms of the related notes. As a result of the note conversions described below and in Note 10, such discounts were eliminated as a result of the conversions.

During the year ended September 30, 2010, the Company issued $145,000 of convertible debentures that are convertible into common stock of the Company at variable conversion rates that provide a fixed return to the note-holder. Under the terms of the notes, however, the Company could be required to issue additional shares in the event of default. The Company applied the provisions of ASC Topic 815, “Derivatives and Hedging” and determined that the conversion option should be bifurcated from the notes and valued separately. This conversion option has been recorded as a derivative liability, is being amortized over the terms of the related notes, and is carried at fair value in the accompanying balance sheet. During the year ended September 30, 2010, the change in the fair value of this derivative liability amounted to ($5,188).

As more fully described in Note 10, convertible note-holders owed $1,482,413 (including interest) accepted the Company’s offer to convert their debt into 26,749,403 shares of common stock during the year ended September 30, 2010.

Note 9 – Subordinated Notes

At September 30, 2010 and 2009, subordinated notes amounted to $56,615 and $482,492, respectively. Such Subordinated Debentures (which are unsecured) matured on December 31, 2008, bear interest at the rate of 10% per annum, and are subordinated to certain notes described in Note 8, above.

The Company is seeking to renegotiate the terms of these notes. The Company has not received any demand for payment on these notes.

As more fully described in Note 10, subordinated note-holders owed $480,159 (including interest) accepted the Company’s offer to convert their debt into 8,002,650 shares of common stock during the year ended September 30, 2010.

Note 10 – Note Conversions

During the year ended September 30, 2010, the Company issued 37,629,046 shares of common stock for conversion of debt in the amount of $2,071,668 (including interest). The conversions were effected as a result of the Company’s extension of an offer to substantially all of its note-holders to convert their outstanding notes, plus accrued interest, into common stock of the Company at a specific conversion price, generally $0.06 per share. Certain note-holders with rights to lower conversion prices were given the opportunity to convert their notes at proportionately reduced conversion prices. In connection with the conversion of such debt, the Company recognized a loss of $1,152,201 as more fully described in Note 11.

Note 11 – Gain on Settlement of Debt

For the years ended September 30, 2010 and 2009, gain on settlement of debt consisted of:

	2010	2009

Loss on conversion of debt	$(1,073,457)	$-
Gain on negotiated settlements	1,718,742	-
Other	85,852	3,616

Gain (loss) on settlement of debt	$731,137	$3,616

As described in Notes 8, 9 and 10, the Company converted certain notes payable into common stock during the year ended September 30, 2010, recognizing a loss of $1,073,457 as a result of the conversion.

In July 2010, Ascendiant Capital Group, LLC ("Ascendiant") sued the Company in Orange County Superior Court (later moved to Los Angeles County Superior Court) for failure to repay approximately $520,000 in debt owed by the Company to Ascendiant. This debt was incurred by the Company in the ordinary course of its business and was subsequently acquired from the original creditors by Ascendiant.  On August 18, 2010, the Company and Ascendiant entered into a Settlement Agreement pursuant to which the Company agreed to issue 4,000,000 shares of its common stock to Ascendiant in exchange for extinguishment of the claims against the Company and dismissal of the Litigation. On August 20, 2010, the presiding judge entered an Order Approving Settlement of Claim (the “Order”), pursuant to which the Settlement Agreement became binding on the Company and Ascendiant, and, on August 23, 2010, the Settlement Shares were issued to Ascendiant.

The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

In connection with the Ascendient matter described above, as well as other negotiated settlements, the Company recognized a gain on settlement of debt in the amount of $1,718,742.

Note 12 – Warrant and Option Liability

The Company issued warrants as part of debt issuances, stock issuances, and services.  The warrants and options qualify as derivative instruments with the fair value of the warrants and options being $0 and $7,937,620 at June 30, 2010 and September 30, 2009, respectively.  The fair value was determined using the Black-Scholes option-pricing model utilizing the following assumptions:

September 30,
2009
Risk free rate of return	0.40% to 2.31%
Volatility	155% to 230%
Dividend yield	0%
Expected Term	1.45 to 4.73 years

In March, 2010, the Company received shareholder approval to increase the authorized number of commons shares which had the effect of eliminating the derivative liability.

The Company recognized a gain (loss) on the fair value of the warrant and option liability of $4,359,957 and ($631,781) for the years ended September 30, 2010 and 2009, respectively. The Company recognized a gain on the change in fair value of the beneficial conversion liability of $959,985 and $8,471,003 for the years ended September 30, 2010 and 2009, respectively.

 Note 13 – Beneficial Conversion Features Liability

Between October 17, 2006 and February 27, 2007, the Company issued 25 secured convertible promissory notes for total proceeds to the Company of $750,000 (“Convertible Notes 1”). Convertible Notes 1 could be converted into shares of the Company’s common stock at a conversion price of $0.05 per share. Convertible Notes 1 contained a provision that would automatically adjust the conversion price if equity securities or instruments convertible into equity securities were issued at a conversion price of less than $0.05.

On June 6, 2007, the Company issued 5 convertible promissory notes for a total of $86,000 (“Convertible Notes 2”).  No warrants were issued in connection with Convertible Notes 2. Convertible Notes 2 mature on December 31, 2008 and are convertible into common stock at $0.01 per share.

As a result of the issuance of Convertible Notes 2, the conversion price for Convertible Notes 1 was adjusted down from $0.05 to $0.01.  The decrease in the conversion price increased the potential dilutive shares from 15,000,000 to 75,000,000, and this subsequently increased the total outstanding and potential dilutive shares over the authorized common share limit of 150,000,000.  Because there were insufficient authorized shares to fulfill all potential conversions, the Company classified all embedded conversion options as liabilities. On August 13, 2009, the holders agreed to forever waive any reduction of the conversion price that would have occurred as a result of the issuance of Convertible Notes 2.  Therefore, the conversion rate was increased to $0.04.

As of September 30, 2009, the Company had $893,571 of convertible notes (including interest) which could be converted into 16,527,565 shares of common stock.  The Company determined the fair value of the beneficial conversion option to be $2,001,143 at September 30, 2009, using the Black-Scholes model with the following assumptions:

September 30,
2009
Risk free rate of return	0.14%
Volatility	132%
Dividend yield	0%
Expected Term	0.25 Years

In March, 2010, the Company received shareholder approval to increase the authorized number of commons shares which had the effect of eliminating the derivative liability.

Note 14 – Income Taxes

Through September 30, 2010, the Company incurred net operating losses for tax purposes of approximately $26,500,000. The net operating loss carry forward for federal and state purposes may be used to reduce taxable income through the year 2030. The availability of the Company's net operating loss carry forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company's stock.

The gross deferred tax asset balance as of September 30, 2030 is approximately $10,250,000.  A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured.   Components of the deferred tax assets are limited to the Company’s net operating loss carryforwards, and are presented as follows at September 30:

	2010	2009
Deferred tax assets (liabilities):
Net operating loss carryforwards	$10,250,000	$9,516,000
Deferred tax assets, net	10,250,000	9,516,000
Valuation allowance	(10,250,000)	(9,516,000)

Net deferred tax assets	$-	$-

Differences between the benefit from income taxes and income taxes at the statutory federal income tax rate are as follows for years ended September 30:

	2010		2009
	Amount	Rate	Amount	Rate

Tax expense at federal statutory rate	$1,157,000	34.0%	$1,708,000	34.0%
State taxes, net of federal benefit	209,000	6.1%	301,000	6.0%
Change in warrant and option liability	(1,700,000)	-49.9%	253,000	5.0%
Change in beneficial conversion liability	(374,000)	-11.0%	(3,388,000)	-67.4%
Other	(26,000)	-0.8%	(43,000)	-0.9%
Net operating loss carryforward	734,000	21.6%	1,169,000	23.2%
Tax expense at actual rate	$-	0.0%	$-	0.0%

Note 15 – Stockholders’ Equity

Common Stock

In March, 2010, the Company received shareholder approval to increase the number of common shares authorized from 150,000,000 to 600,000,000.  As of September 30, 2010 and 2009, the Company had 217,154,741 and 148,795,946 shares of common stock issued and outstanding, respectively. As of September 30, 2009, there were 481,900 shares of common stock subject to cancellation.

During the year ended September 30, 2010, the Company issued 12,628,318 shares of common stock (valued at $1,518,334 based on closing market prices), for services and for the extension of due dates for debt described in Notes 7 through 9. The Company also issued 37,629,046 shares of common stock for conversion of debt in the amount of $2,071,668 including interest.

During the year ended September 30, 2010, the Company issued 18,583,331 shares of common stock together with warrants to purchase 9,921,666 shares of common stock, for gross proceeds of $1,115,000 ($0.06 per share). The Company paid finders’ fees of $125,000 in connection with this investment. The warrants issued are exercisable at $0.17 per share and expire five years from the date of issuance.

Stock Options

A summary of the Company’s stock option activity:

				Weighted
		Weighted		Average
		Average	Aggregate	Remaining
	Number	Exercise	Intrinsic	Contractual
	of Options	Price	Value	Life

Outstanding at October 1, 2009	19,301,316	$0.18	$287,356	3.02
Granted	5,200,000	0.09
Expired	-	-
Forfeited	-	-
Exercised	-	-
Outstanding at September 30, 2010	24,501,316	$0.13	$-	2.55

Exercisable at September 30, 2010	24,501,316	$0.13	$-	2.55

Options outstanding and exercisable as of September 30, 2010:

		Weighted		Weighted
		Average		Average
		Remaining		Remaining
Exercise	Options	Contractual	Options	Contractual
Price	Outstanding	Life	Exercisable	Life
$0.06	3,700,000	4.46	3,700,000	4.46
$0.10	4,833,650	3.23	4,833,650	3.23
$0.12	6,450,940	0.55	6,450,940	0.55
$0.15	5,583,200	3.26	5,583,200	2.22
$0.25	3,933,526	2.21	3,933,526	2.21
	24,501,316	2.55	24,501,316	2.55

During the year ended September 30, 2010, the Company granted a total of 5,200,000 options to certain officer and directors. The options vested immediately upon grant and have a term of five years. The weighted average grant-date fair value of these options was $447,277.   The fair value of these options was estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

•	risk free rate of return of 1.80% – 2.59%;
•	volatility of 207 – 219%;
•	dividend yield of 0%; and
•	expected term of 5 years.

During the year ended September 30, 2010, the Company amended the terms of 2,400,000 options granted to its Chief Executive Officer and Chief Financial Officer, and 4,833,650 options granted to former Directors. The officers’ options had an original exercise price of $0.15 per share, and were re-priced to $0.06 per share. Directors’ options had original exercise prices of $0.15 - $0.25 per share and were re-priced to $0.10 per share. The Company compared the fair value of the options immediately before and immediately after the amendments, and determined that the excess fair value of $18,763 should be recorded as compensation expense.

Stock Warrants

A summary of the Company’s warrant activity:
		Weighted
		Average	Aggregate
	Number	Exercise	Intrinsic
	of Warrants	Price	Value
Outstanding at October 1, 2009	39,699,099	$0.18	$850,320
Granted	25,539,721	0.17
Expired	-	-
Forfeited	-	-
Exercised	-	-
Outstanding as of September 30, 2010	65,238,820	$0.18	$-

Exercisable as of September 30, 2010	65,238,820	$0.18	$-

Warrants outstanding and exercisable as of September 30, 2010:
			Weighted
			Average
			Remaining	Weighted Average
Exercise	Warrants	Warrants	Contractual	Exercise Price
Price	Outstanding	Exercisable	Life	Outstanding	Exercisable

$0.10	11,850,000	11,850,000	1.72	$0.10	$0.10
$0.15	2,107,667	2,107,667	4.08	$0.15	$0.15
$0.17	8,333,333	8,333,333	4.72	$0.17	$0.17
$0.18	850,000	850,000	2.29	$0.18	$0.18
$0.25	21,029,312	21,029,312	2.38	$0.25	$0.25
$0.30	6,128,787	6,128,787	2.34	$0.30	$0.30

During the year ended September 30, 2010, the Company completed offerings of $400,000 in principal amount of convertible debentures to a group of institutional and accredited investors.  As part of the above offering, the Company issued warrants to purchase 2,266,667 shares of common stock at exercise prices of $0.15 to $0.25 per share, which expire five years from date of grant. As described in Note 14, the Company also issued warrants to purchase 9,921,666 shares of common stock at an exercise price of $0.17 per share in connection with equity financing. As described in Note 10, the Company issued warrants to purchase 9,814,722 shares of common stock at exercise prices ranging from $0.06 to $0.12 per share in connection with debt conversions.

Note 16 – Commitments

Operating Lease

As of August 1, 2008, the Company entered into a 36 month lease for an industrial site consisting of approximately 12,000 square feet of administrative offices and a manufacturing facility.  Monthly lease payments for the period from August 1, 2008 through July 31, 2009 are $8,650 plus common area maintenance charges; monthly lease payments for the period from August 1, 2009 through July 31, 2010 are $8,995 plus common area maintenance charges and monthly lease payments for the period from August 1, 2010 through July 31, 2011 are $9,355 plus common area maintenance charges.  The lease agreement includes an option to extend the lease for an additional 36 months. If the option is exercised, monthly payments over the three year term would be $9,730 plus common area maintenance charges from August 1, 2011 through July 31, 2012, $10,118 plus common area maintenance charges from August 1, 2012 through July 31, 2012, and $10,523 plus common area maintenance charges from August 1, 2013 through July 31, 2014.

On December 22, 2009, the Company vacated the administrative offices and manufacturing facility. The Company has reached an agreement with the lessor relating to the future aggregate minimum annual lease payments arising from this lease agreement.

For the years ended September 30, 2010 and 2009, rent expense under this operating lease amounted to $30,495 and $117,360, respectively.

As of September 30, 2010, the Company does not have any lease commitments.

Note 17 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. Through September 30, 2010, the Company has incurred cumulative losses of $25,599,067 including net income for the year ended September 30, 2010 of $3,291,470. As the Company has no cash flow from operations, its ability to transition from a development stage company to an operating company is entirely dependent upon obtaining adequate cash to finance its overhead, research and development activities, and acquisition of production equipment. It is unknown when, if ever, the Company will achieve a level of revenues adequate to support its costs and expenses. In order for the Company to meet its basic financial obligations, including salaries, debt service and normal operating expenses, it plans to sell additional units of its water treatment system, and to seek additional equity or debt financing. Because of the Company’s history and current debt levels, there is considerable doubt that the Company will be able to obtain financing. The Company’s ability to meet its cash requirements for the next twelve months depends on its ability to obtain such financing. Even if financing is obtained, any such financing will likely involve additional fees and debt service requirements which may significantly reduce the amount of cash we will have for our operations. Accordingly, there is no assurance that the Company will be able to implement its plans.

As mentioned in Notes 7, 8, and 9, the Company has short-term promissory notes, convertible notes, and subordinated debentures some of which have matured. The Company is in the process of renegotiating the terms of the notes with the note holders to extend the maturity date. If the Company is unsuccessful in extending the maturity date, the Company may not be able to continue as a going concern. The Company is continuing its efforts to obtain customers for its products, expanding its sales efforts worldwide as well as expanding the industries it targets for possible customers. The Company also has future plans for additional products, and revisions to its current products. In support of this the Company plans to hire additional personnel who have the industry experience and the training so that they can be immediately effective in the building of the Company. The Company has also made changes to its manufacturing capabilities and believes that it can effectively outsource most if not all of its engineering, design, production and service to contract manufacturers and other professional firms. This would reduce costs and improve the quality of its products. It is also continuing to seek additional investment capital in the form of debt or equity to sustain continued operations, and considering certain changes to its capital structure to become more attractive to potential investors and business partners. Last, to manage these activities the Company has hired new senior management who have the manufacturing, finance and public company experience necessary to manage the Company.

Note 18 – Supplemental Cash Flow Information

During the year ended September 30, 2010:

•	The Company issued 37,629,046 shares of common stock for in connection with the conversion of certain notes payable.

•	The Company issued 640,000 shares of common stock, having a value of $555,980, in connection with extending the due dates of certain notes payable.

•	The Company issued 11,988,318 shares of common stock for services. The fair value of the common stock on the date of issuance was $962,354.

During the year ended September 30, 2009:

•
The Company issued 7,819,419 shares of common stock for the settlement of outstanding debt in the amount of $306,139 in principal and $71,303 of accrued interest, $28,400 of late fees and penalties, and $75,000 of liquidated damages.

•
The Company issued 500,000 shares of common stock for the settlement of outstanding debt due to a related party in the amount of $7,000 in principal and $1,816 of accrued interest and also received $5,000 in cash that resulted in a loss on debt settlement of $16,184.

•	The Company issued 833,333 shares of common stock for the purchase of machinery and equipment from RJ Metal, Inc. having a value of $125,000.

•	The Company issued 1,200,139 shares of common stock for legal services having a value of $180,014. The fair value of the common stock on the date of issuance was $226,229.

Note 19 – Related Party Transactions

During the year ended September 30, 2009, the Company entered into an agreement to purchase machinery and equipment with a fair value of $125,000 from RJ Metal, Inc. The Company issued 833,333 shares of common stock for payment of the purchase of machinery and equipment. The purchase qualified as a related party transaction as the Company’s former Chief Executive Officer and director, was also a director, officer and significant stockholder of RJ Metal, Inc.

Note 20 – Subsequent Events

Settlement with Ascendiant Capital - On October 27, 2010, Ascendiant Capital Group, LLC (the “Claim Holder”) sued the Company (the “Litigation”) in Los Angeles County Superior Court (the “Court”) for failure to repay approximately $1.9 million in debt owed by the Company to the Claim Holder. This debt was incurred by the Company in the ordinary course of its business and was subsequently acquired from the original creditors by the Claim Holder. On November 24, 2010, the Company and the Claim Holder entered into a Settlement Agreement pursuant to which the Company agreed to issue 5,800,000 shares of its common stock (the “Settlement Shares”) to the Claim Holder in exchange for extinguishment of the debt and dismissal of the Litigation.  The Court approved the terms and conditions of the issuance of the Settlement Shares after a hearing upon the fairness of such terms and conditions on December 17, 2010. Accordingly, the issuance of the Settlement Shares has been exempted from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

Sale of Equity - The Company entered into a financing for the purchase and sale of an aggregate of 3,666,667 units at a purchase price of $0.06 per unit for a total financing of $220,000.00 (the “Financing”). The closing took place on December 13, 2010. Each unit consisted of one (1) restricted share of common stock of the Company and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by fifty percent (50%), for a total of 1,833,333 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. The investors are accredited investors with no relationship to the Company other than as an investor in the Financing.

Amendment to Employment Contracts - Effective January 1, 2011 we amended our employment agreements with James R. Currier (our Chief Executive Officer) and with David R. Wells (our President and Chief Financial Officer). We have agreed to increase the base pay to each of Mr. Currier and Mr. Wells a salary from $180,000 per year to $200,000 per year for calendar 2011, and have agreed to further adjustments in 2012 and 2013 targeted at $225,000 and $250,000 respectively.  Each of Mr. Currier and Mr. Wells will be eligible to receive a performance bonus at the discretion of the Board, which, if granted, will be payable either in cash or shares of Common Stock at a price equal to 80% of the VWAP for the applicable period.  We also have granted to each executive an option to purchase 1,000,000 shares of our common stock at a price of $0.07 per share, and 1,000,000 shares of our common stock at a price of $0.09 per share, and 1,000,000 shares of our common stock at a price of $0.12 per share, and 1,000,000 shares of our common stock at a price of $0.15 per share, all of which vest immediately upon receipt.

________, 2011

30,899,994  Shares

Sionix Corporation

Common Stock

______________________________________

PROSPECTUS

_____________________________________

Until                     , all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee	$1,194
Printing fees	1,500	*
Legal fees	25,000	*
Accounting fees and expenses	7,500	*
Miscellaneous	5,000	*
Total	$40,194	*
______
* Denotes estimates

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law generally permits us to indemnify our directors, officers and employees. Pursuant to the provisions of Nevada Revised Statutes 78.7502, a corporation may indemnify its directors, officers and employees as follows:

(a)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses, actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Charter Provisions and Other Arrangements of the Registrant

Article 5 of our articles of incorporation provides for the indemnification of any and all persons who serve as our director or officer to the fullest extent permitted under Nevada law.  We currently carry directors’ and officers’ liability insurance covering our directors and officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, the registrant has issued and sold the following unregistered securities:

From January 3, 2008 through January 25, 2008, we sold and issued in a private placement (the “January 2008 Private Placement”) $425,000 in aggregate principal amount of our Subordinated 10% Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 850,000 shares of our common stock at an exercise price of $0.18per share (the “Warrants”). The January 2008 Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On February 20, 2008 we issued 227,273 shares of our common stock to holders of $50,000 in face value of our Bridge Notes. We relied on section 3(9) of the Securities Act of 1933 in issuing these securities, and the common stock was issued in connection with a conversion of the notes, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On May 28, 2008 we completed an offering of units consisting of Common Stock and warrants to purchase Common Stock to a group of institutional and accredited investors. The warrants have an exercise price of $0.10 and expire 3 years from the date of issuance. We sold a total of 7,500,000 units at a price of $0.10 per unit for gross proceeds of $750,000. We relied on section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder to issue the securities inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees made representations that they were accredited investors.

During the three months ended June 30, 2008, we issued 10,163,796 shares of Common Stock in exchange for $724,667 in principal amount and $74,586 in interest owed to seventeen holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On July 29, 2008, we sold and issued in a private placement (the “July 2008 Private Placement”) $1,000,000 in aggregate principal amount of our 12% Convertible Debentures (each, a “Debenture”, collectively, the “Debentures”) along with warrants to purchase an aggregate of 1,000,000 shares of our common stock (the “Warrants”).  The Debentures had a one year maturity, and the Warrants a term of five years, exercisable at $0.30 per share.  The July 2008 Private Placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder, inasmuch as the securities were issued to accredited investors only without any form of general solicitation or general advertising.

On October 9, 2008, we issued 600,139 shares of common stock to our legal counsel, Richardson & Patel LLP, for the payment of legal services having a value of $126,029.  We relied on section 4(2) of the Securities Act of 1933 to issue the securities in a non-public offering inasmuch as we did not engage in general solicitation or advertising in making this offering and sale, the recipient had access to information that registration would otherwise provide.

On October 13, 2008, we issued 833,333 shares of common stock to RJ Metal for the payment of property and equipment having a value of $125,000.  RJ Metal at the time this transaction occurred was controlled by Rodney Anderson, then one of our directors, and his son who was and continues to be an employee of Sionix. We relied on section 4(2) of the Securities Act of 1933 to issue the securities in a non-public offering inasmuch as we did not engage in general solicitation or advertising in making this offering and the offeree had effective access to the information that registration would otherwise provide.

During the three months ended December 31, 2008, we issued 494,930 shares of common stock in exchange for $40,000 in principal amount and $1,797 in interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the notes were exchanged by us with our existing security holders exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On January 19, 2009, we issued 166,666 shares of common stock in exchange for $25,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On February 17, 2009, we issued 200,000 shares of common stock in exchange for $30,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On February 24, 2009, we issued 1,000,000 shares of common stock in exchange for $150,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On March 25, 2009, we issued 2,129,600 shares of common stock in exchange for $18,000 in principal and $3,301 in accrued interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On March 30, 2009, we issued 2,123,025 shares of common stock in exchange for $5,000 cash, $7,000 in principal, $1,816 in accrued interest, $75,000 of liquidated damages, and $28,400 of late fees owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the common stock for principal, interest, liquidated damages and late fees inasmuch as the shares were issued in exchange for indebtedness held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the purchasers were accredited investors.

On March 30, 2009, we issued options to three (3) individuals to purchase a total of 3,833,650 shares of our Common Stock at $0.15 per share.  The options expire five (5) years from the date of grant.  We relied on section 4(2) of the Securities Act of 1933 to issue the options, as the options were issued without any form of general solicitation or general advertising and the each of the acquirers had access to the information that registration would otherwise provide.

On May 11, 2009, we issued 290,798 shares of common stock in exchange for $11,632 in accrued interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On May 20, 2009, we issued 300,000 shares of common stock in exchange for $12,000 in principal owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On June 10, 2009, we issued 600,000 shares of common stock in exchange for $120,000 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On June15, 2009, we issued 964,400 shares of common stock in exchange for $8,000 in principal and $1,638 in accrued interest owed to holders of our convertible notes. We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On July 15, 2009 and August 11, 2009, we borrowed a total $150,000 from Trillium Partner LP and MKM Capital. The loans are evidenced by two promissory notes and mature 90 days from the date of the notes. As consideration for the loans, we issued a total of 300,000 shares of common stock to these lenders. The notes accrue interest at the rate of 10% per annum until the principal amount and all accrued interest is repaid.  There is no prepayment penalty associated with the notes. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make a non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

During December 2009, we completed an offering of $240,000 in principal amount of convertible debentures to a group of institutional and accredited investors. The 10% Convertible Debentures mature on various dates beginning in May 2010 through June 2010 or sooner if declared due and payable by the holder upon the occurrence of an event of default, and bear interest at the rate of 10% per annum. The debentures will be convertible into common stock at a conversion price of $0.15 per share from and after such time as the authorized common stock is increased in accordance with applicable federal and state laws. As part of the above offering, we issued warrants to purchase 1,000,000 shares of common stock at exercise price of $0.25 per shares. The warrants have a term of five years and begin to expire in July 2013. We relied on Section 4(2) of the Securities Act of 1933 to issue the shares in a non-public offering inasmuch as the securities were offered and sold without any form of general solicitation or general advertising and the offerees were accredited investors.

In January and February, 2010, we issued 203,000 shares of common stock in exchange for $20,000 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

In February and March, 2010, we issued 440,000 shares of common stock to various noteholders in return for their agreement to extend the expiration of their notes. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, in this non-public offering as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On April 28, 2010 we borrowed $75,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On May 25, 2010, we issued 2,792,537 shares of common stock in exchange for $251,328 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cash in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On May 25, 2010 we borrowed $35,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933, to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On June 22, 2010, we issued 8,333,333 shares of common stock together with warrants to purchase 8,333,333 shares of common stock, for gross proceeds of $500,000. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On June 23, 2010, we issued 360,013 shares of common stock for conversion of debt in the amount of $54,518 (including interest). We relied on section 3(9) of the Securities Act of 1933 to issue the securities inasmuch as the shares were issued in a conversion of notes held by our existing security holders, and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

On June 23, 2010, we issued 458,680 shares of common stock to various noteholders in return for their agreement to extend the expiration of their notes. We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock under the Securities Act.

On June 23, 2010, we issued 2,577,520 shares of common stock in exchange for $226,202 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of indebtedness in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On July 16, 2010, we issued 200,000 shares of common stock in exchange for $16,000 of future services.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock as consideration for the services, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On July 29, 2010, we issued 1,346,511 shares of common stock in exchange for $94,256 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On August 13, 2010, we entered into a financing with nine investors for the purchase and sale of an aggregate of 6,833,331 units at a purchase price of $0.06 per unit for a total financing of $410,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 3,416,664 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933 to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On August 18, 2010, Sionix and Ascendiant Capital Group, LLC (“Ascendiant”) entered into a Settlement Agreement pursuant to which we agreed to issue 4,000,000 shares of our common stock to Ascendiant in exchange for extinguishment of the claims against us and dismissal of the Litigation. On August 20, 2010, the presiding judge entered an Order Approving Settlement of Claim, pursuant to which the Settlement Agreement became binding on Sionix and Ascendiant, and, on August 23, 2010, the Settlement Shares were issued to Ascendiant. The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

On August 30, 2010, we entered into a financing with five (5) investors for the purchase and sale of an aggregate of 3,416,665 units at a purchase price of $0.06 per unit for a total financing of $205,000. Each unit consisted of one restricted share of common stock of we and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 1,708,332 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make these non-public offerings inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On September 9, 2010 we borrowed $35,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933to make this non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On September 24, 2010, we issued 250,000 shares of common stock in exchange for $12,500 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

During the year ended September 30, 2010, we issued 37,629,046 shares of common stock for conversion of debt in the amount of $2,071,668 (including interest). The conversions were effected as a result of extension of an offer to substantially all of its note-holders to convert their outstanding notes, plus accrued interest, into common stock at a specific conversion price, generally $0.06 per share. We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in conversion of debt in a non-public offering, as the common stock was issued in a non-public offering without any form of general solicitation or general advertising and the acquirers were accredited investors.

On October 13, 2010, we entered into a financing with nine investors for the purchase and sale of an aggregate of 6,683,334 units at a purchase price of $0.06 per unit for a total financing of $401,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 3,341,667 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

In November and December, 2010, we issued 3,597,932 shares of common stock for conversion of debt in the amount of $191,255 (including interest). We relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of common stock in a non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On December 7, 2010, we issued 3,747,004 shares of common stock in exchange for $151,529 of services previously rendered.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for cancellation of this indebtedness, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On December 13, 2010, we entered into a financing with three investors for the purchase and sale of an aggregate of 3,666,667 units at a purchase price of $0.06 per unit for a total financing of $220,000. Each unit consisted of one restricted share of common stock and a warrant to purchase the number of shares of Common Stock equal to the number of units purchased by the investor multiplied by 50%, for a total of 1,833,333 shares available for purchase through the warrants. The warrants are valid for a period of 5 years from the closing date and are exercisable at a price of $0.17 per share. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the non-public offering inasmuch as the securities were issued to accredited investors only without any form of general solicitation.

On December 21, 2010, we issued 1,000,000 shares of common stock in exchange for $39,000 of future services.  We relied on section 4(2) of the Securities Act of 1933 to issue the common stock in exchange for these services, as the common stock was issued without any form of general solicitation or general advertising and the acquirers were accredited investors.

On November 24, 2010, we entered into an additional Settlement Agreement with Ascendiant pursuant to which we agreed to issue 5,800,000 shares of its common stock to Ascendiant in exchange for extinguishment of the claims against us and dismissal of the Litigation. On December 17, 2010, the presiding judge in the Litigation entered an Order Approving Settlement of Claim, pursuant to which the Settlement Agreement became binding on Sionix and Ascendiant, and, on December 17, 2010, the Settlement Shares were issued to Ascendiant.  The terms and conditions of the issuance of the Settlement Shares were approved, after a hearing upon the fairness of such terms and conditions at which Ascendiant had the right to appear.  The issuance of the Settlement Shares was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 3(a)(10) of such Act.

On January 11, 2011 we borrowed $65,000 from Asher Enterprises, Inc. The loan is evidenced by a promissory note and matures 270 days from the issuance date. The note accrues interest at the rate of 8% per annum until the principal amount and all accrued interest is converted into common stock at the request of the borrower. The borrower can convert the note into common stock at a 45% discount to the VWAP as of the conversion date upon request, but cannot convert until 180 days have elapsed from the date of the note. We relied on Section 4(2) of the Securities Act of 1933, as amended, to make the offerings inasmuch as the securities were issued in a non-public offering to accredited investors only without any form of general solicitation.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing,, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of offering.

4.           If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBITS

No.	Description

2.1	Agreement and Plan of Merger dated July 1, 2003 (1)
3.1	Amended and Restated Articles of Incorporation (1)
3.2	Amended and Restated Bylaws (1)
5.1	Legal Opinion of Richardson & Patel LLP ***
10.1	Form of Securities Purchase Agreement, dated as of June 18, 2007, between the registrant and certain investors (2)
10.2	Form of Convertible Debenture, dated as of June 18, 2007, issued by the registrant to certain investors. (2)
10.3	Form of Registration Rights Agreement, dated as of June 18, 2007, between the registrant and certain investors (2)
10.4	Form of Warrant, dated as of June 18, 2007, issued by the registrant to certain investors. (2)
10.5	Termination Agreement dated March 14, 2008 between the registrant and the shareholders of RJ Metal (4)*
10.6	Indemnification Agreement between the registration and Richard H. Papalian (3)**
10.7	Notice of Grant of Stock Option to David Ross (5)**
10.8	Stock Option Agreement between the registrant and David Ross (5)**
10.9	Notice of Grant of Stock Option to Rodney Anderson (5)*
10.10	Stock Option Agreement between the registrant and Rodney Anderson (5)**
10.11	Form of Securities Purchase Agreement for 12% Convertible Debentures (6)
10.12	Sionix Corporation 12% Convertible Debenture due July 29, 2009 (6)
10.13	Form of Common Stock Purchase Warrant dated July 29, 2008 (6)
10.14	Form of Unit Offering Securities Purchase Agreement (7)
10.15	Form of Common Stock Purchase Warrant (7)
10.16	Amended and Restated Promissory Notes with Calico Capital Management LLC, BRAX Capital LLC and Gene Salkind (8)
10.17	Second Amended and Restated Convertible Promissory Notes dated March 17, 2008 with Calico Capital Management LLC, BRAX Capital LLC and Gene Salkind (9)
10.18	Form of Securities Purchase Agreement for 10% Debentures (10)
10.19	Form of Subordinated 10% Debenture (10)
10.20	Form of Common Stock Purchase Warrant (10)
10.21	Consulting Agreement dated February 21, 2008 between the registrant and John H. Foster, Ph.D. (11)**
10.22	Notice of Grant of Stock Option to John H. Foster (11)**
10.23	Stock Option Agreement between the registrant and Dr. John H. Foster (11)**
10.24	Consulting Agreement dated February 21, 2008 between the registrant and Dr. W. Richard Laton (11)**
10.25	Notice of Grant of Stock Option (11)
10.26	Stock Option Agreement between the registrant and Dr. W. Richard Laton (11)**
10.27	Letter Agreement dated October 14, 2008 between the registrant and RJ Metal (5)**
10.28	Waiver and Amendment Agreement dated August 13, 2009 between the registrant and all current and past holders of Secured Convertible Promissory Notes issued by the registrant (12)
10.29	Waiver, Consent and Securities Modification Agreement dated October 22, 2009 by and among the registrant and investors who hold debentures and warrants issued by the registrant (13)

10.30	Employment Agreement dated December 16, 2009 between the registrant and James R. Currier (14)*
10.31	Employment Agreement dated December 16, 2009 between the registrant and David R. Wells (14)*
10.32	Form of Securities Purchase Agreement for December 2009 10% Debentures (14)
10.33	Form of Subordinated 10% Debenture (14)
10.34	Form of Common Stock Purchase Warrant (14)
10.35	System Purchase Agreement dated August 6, 2010 between the registrant and Wenning Poultry, Inc. (17)***
10.36	Settlement Agreement dated August 18, 2010 between the registrant and Ascendiant Capital Group, LLC (15)
10.37	Form of Securities Purchase Agreement entered into on December 13, 2010 (16)
10.38	Form of Warrant Agreement entered into on December 13, 2010 (16)
10.39	Employment Agreement effective January 1, 2011 between the registrant and James R. Currier (16)*
10.40	Employment Agreement effective January 1, 2011 between the registrant and David R. Wells (16)*
23.1	Consent of Kabani & Company ***
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5.1)***
________________
* Denotes a contract with a current member of management.

** Denotes a contract with a former member of management.

*** Filed herewith.

(1) Incorporated by reference to registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on July 15, 2003.

(2) Incorporated by reference to registrant's Quarterly Report on Form 10-QSB, file no. 002-95626-D, filed with the Commission on August 14, 2007.

(3) Incorporated by reference to registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on December 20, 2007.

(4) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 17, 2008.

(5) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on October 23, 2008.

(6) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on July 30, 2008.

(7) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on May 29, 2008.

(8) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on January 28, 2008.

(9) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 24, 2008.

(10) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on March 3, 2008.

(11) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on February 25, 2008.

(12) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on August 18, 2009.

(13) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on November 12, 2009.

(14) Incorporated by reference to the registrant’s Annual Report on Form 10-K, file no. 002-95626-D, filed with the Commission on January 13, 2010.

(15) Incorporated by reference to the registrant’s Current Report on Form 8-K, file no. 002-95626-D, filed with the Commission on August 23, 2010.

(16) Incorporated by reference to the registrant's Registration Statement on Form S-1 filed with the Commission on March 10, 2011.

(17) Certain portions of this exhibit are subject to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on March 21, 2011.

SIONIX CORPORATION

By:	/s/ James R. Currier
James R. Currier
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David R. Wells
David R. Wells
President and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James R. Currier	Chief Executive Officer and Chairman	March 21, 2011
James R. Currier

/s/ David R. Wells	President, Chief Financial Officer and Director	March 21, 2011
David R. Wells

/s/ James Alexander	Director	March 21, 2011
James Alexander

/s/ Frank Power	Director	March 21, 2011
Frank Power

/s/ William A. Retz	Director	March 21, 2011
William A. Retz

/s/ Johan Perslow	Director	March 21, 2011
Johan Perslow